Exhibit 10.10

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

LEASE

OF PREMISES AT 117 KENDRICK STREET,

NEEDHAM, MASSACHUSETTS

FROM

117 KENDRICK DE, LLC

TO

ADVANTAGENE, INC. D/B/A CANDEL THERAPEUTICS

Exhibits:

A - Property Description

B - Site Plan

C - Premises Floor Plan

D - Plan Showing ROFO Space

E - Form of Letter of Credit

F - Secretary’s Certificate

G - Certificate of Insurance

H - Electronic Funds Transfer (EFT) Form

K-1 - Hazardous Materials Requiring Prior Notice to Landlord

K-2 - Prohibited Hazardous Materials

J - List of Permitted Hazardous Materials and Quantities

SUMMARY OF BASIC TERMS

LEASE

OF PREMISES AT 117 KENDRICK STREET,

NEEDHAM, MASSACHUSETTS

TO

ADVANTAGENE, INC. D/B/A CANDEL THERAPEUTICS

DATED AS OF February 4, 2019

The following is a summary of certain basic terms of this Lease which is intended for the convenience and reference of the parties. Capitalized terms used, but not defined, in this Summary of Basic Terms have their defined meanings in this Lease. In addition, some of the following items or terms are incorporated into this Lease by reference to the item or term or to this Summary of Basic Terms.

1.	Landlord: 117 Kendrick DE, LLC, a Delaware limited liability company.

2.	Tenant: Advantagene, Inc., a Delaware corporation, d/b/a Candel Therapeutics.

3A.	Premises: A portion of the Building as depicted on Exhibit C.

3B.

Project: The real property with the Building and any other improvements now or hereafter thereon, commonly known as 117 Kendrick Street, Needham, Massachusetts, as described on Exhibit A and depicted on Exhibit B.

3C.	Leasable Square Footage of the Premises: An agreed upon 15,197 square feet.

3D.	Leasable Square Footage of the Building: An agreed upon 212,846 square feet.

4A	Extension Right. Tenant shall have the option to extend the Lease Term for one (1), five (5) year term pursuant to Section 2.4(b).

4B.	Tenant’s Improvements Work: Tenant shall cause the Tenant’s Work to be performed as set forth in Section 3.2.

4C.

Allowance: Landlord shall provide Tenant with an allowance for the payment of the Tenant Improvements Costs equal to $50.00 per square foot multiplied by the Leasable Square Footage of the Premises ($757,850.00), to be disbursed pursuant to Section 3.3.

5A.	Commencement Date: Six months after the date that Landlord tenders delivery of the Premises to Tenant.

5B.	Lease Term: From the Commencement Date through the last day of the seventh (7th) Lease Year.

6.

Permitted Use: Subject to applicable Legal Requirements, the Premises may be used for general office, laboratory, cGMP manufacturing of biologic materials suitable for human use and commercial distribution, and research and development (the laboratory, cGMP manufacturing and research and development uses are referred to herein as the “Lab Purposes”) for other uses that are ancillary thereto, including warehousing to the extent permitted by applicable Legal Requirements.

7.	Security Deposit: $265,947.50. The Security Deposit shall be in the form of cash or Letter of Credit, as provided in Section 2.5.

8.	Tenant’s Parking Allocation: Tenant’s Share of parking spaces in the Parking Areas, subject to Section 2.3.

9.	Base Rent: The Base Rent for the Initial Term shall be as follows:

PERIOD	ANNUAL RATE		MONTHLY RATE	PSF RATE[1]
Month 1 through Month 6[2]	$262,500.00	[3]	$21,875.00	$35.00

Month 7 through the end of Lease Year 1	$350,000.00	[4]	$29,166.67	$35.00

The Commencement of Lease Year 2 through Month 18	$360,000.00	[5]	$30,000.00	$36.00

Month 19 through the end of Lease Year 2[6]	$547,092.00		$45,591.00	$36.00

Lease Year 3	$562,289.00		$46,857.42	$37.00

Lease Year 4	$577,486.00		$48,123.83	$38.00

Lease Year 5	$592,683.00		$49,390.25	$39.00

Lease Year 6	$607,880.00		$50,656.67	$40.00

Lease Year 7	$623,077.00		$51,923.08	$41.00

[1]

Note as set forth in the footnotes below, although the Base Rent payable for the period commencing on Month 1 and ending on the last day of Month 18 (the “Reduced Rent Period”) is calculated on less than the total Leasable Square Feet of the Premises (i.e., 15,197 Leasable Square Feet), subject to the provisions of this Lease and for the avoidance of doubt, the Premises shall include the full 15,197 Leasable Square Feet during the Reduced Rent Period.

[2]

Month 1 shall commence on the first day of the full calendar month occurring after the Commencement Date and Tenant shall be responsible for paying Base Rent for the period between the Commencement Date and the end of the calendar month in which the Commencement Date occurs based on the full Leasable Square Footage of the Premises (i.e., 15,197 square feet) at the Monthly Rate of $44,324.58 prorated on a daily basis.

[3]	The Annual Rate for Month 1 through Month 6 is based on 7,500 Leasable Square Feet.
[4]	The Annual Rate for Month 7 through the end of the Lease Year 1 is based on 10,000 Leasable Square Feet.
[5]	The Annual Rate for the period commencing on the Commencement of Lease Year 2 through Month 18 is based on 10,000 Leasable Square Feet.
[6]	The Annual Rate for the period commencing on the commencement of Month 19 through the end of the Lease Year 2 is based on 15,197 Leasable Square Feet.

v

10A.	Additional Rent: Tenant’s Share of Insurance Costs, Operating Costs and Taxes, Tenant’s Electricity Costs, and/or Other Additional Rent.

10B.

Tenant’s Electricity Costs: Tenant shall pay the costs for electricity for lights and plugs (exclusive of electricity for heating, ventilating and air conditioning, except for the electricity used for any heating, ventilating and air conditioning equipment and systems exclusively serving the Premises, which shall be included in Tenant’s Electricity Costs) provided to the Premises (“Tenant’s Electricity Costs”), as provided in Section 4.6.

10C.

Other Additional Rent: Includes all fees, charges, expenses, fines, assessments, interest, indemnities, or other sums other than Base Rent, Tenant’s Share of Insurance Costs, Operating Costs and Taxes, and Tenant’s Electricity Costs that are due from Tenant to Landlord pursuant to the express terms of this Lease.

11.

Heat and Utilities: To be supplied by Landlord to the extent set forth in Article VI as part of the Operating Costs (except that Tenant’s Electricity Costs shall not be included in Operating Costs and shall be paid by Tenant as provided in Section 4.6).

12.	First Payment: The Security Deposit in the amount of $265,947.50, shall be paid upon execution of this Lease.

13.

Brokers: The Bulfinch Companies, Inc., having an office at 116 Huntington Avenue, Boston, MA 02116 (“Landlord’s Broker”), and Colliers International New England LLC, having an office at 160 Federal Street, 11th Floor, Boston, MA 02110, Attn: Evan Gallagher, Senior Vice President, (“Tenant’s Broker”).

14A.	Tenant’s Address For Notices, Telephone Number, E-Mail and Taxpayer Identification No,:

Before the Commencement Date:

Advantagene, Inc. d/b/a Candel Therapeutics

440 Lexington Street

Auburndale, MA 02466

Attn: Chief Executive Officer and General Counsel

Telephone: [***]; E-mail: [***] and [***]

After the Commencement Date:

Advantagene, Inc. d/b/a Candel Therapeutics

117 Kendrick Street

Needham, MA 02494

Attn: Chief Executive Officer and General Counsel

Telephone: [***]; E-mail: [***] and [***]

14B.	Landlord’s Address for Notices:

117 Kendrick DE, LLC

c/o The Bulfinch Companies, Inc.

116 Huntington Avenue, Suite 600

Boston, MA 02116

Attention: Robert A Schlager

Telephone: [***] ; E-Mail: [***]

With a copy to:

The Bulfinch Companies, Inc.

116 Huntington Avenue, Suite 600

Boston, MA 02116

Attention: Mark R. DiOrio, Esq.

Telephone: [***] ; E-Mail: [***]

And:

Nutter McClennen & Fish LLP

Seaport West

155 Seaport Boulevard

Boston, MA 02110

Attention: Christopher W. Papavasiliou, Esq.

Telephone: [***] ; E-Mail: [***]

LEASE

THIS LEASE (this “Lease”), made as of the 4th day of February, 2019, between 117 Kendrick DE, LLC, a Delaware limited liability company, and Advantagene, Inc., a Delaware corporation, d/b/a Candel Therapeutics, is as follows.

W I T N E S E T H:

ARTICLE I

CERTAIN DEFINITIONS

In addition to the words and terms defined elsewhere in this Lease, the following words and terms shall have in this Lease the meanings given in this Article:

“Additional Rent” has the meaning given in Item 10A of the Summary of Basic Terms.

“Allowance” has the meaning given in Item 4C of the Summary of Basic Terms.

“Bankruptcy Laws” means any existing or future bankruptcy, insolvency, reorganization, dissolution, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, or any laws amendatory thereof or supplemental thereto, including, without limitation, the United States Bankruptcy Code of 1978, as amended (11 U.S.C. Section 101 et seq,), as any or all of the foregoing may be amended or supplemented from time to time.

“Base Rent” has the meaning given in Item 9 of the Summary of Basic Terms.

“Brokers” has the meaning given in Item 13 of the Summary of Basic Terms.

“Building” means the building located at the Project commonly known as 117 Kendrick Street, Needham, Massachusetts, as depicted on the Site Plan.

“Business Days” mean Monday through Friday, except holidays. The term “holiday” shall mean (a) the federal day of celebration of the following holidays: New Year’s Day, President’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas and (b) the Friday after Thanksgiving.

“Business Hours” means 8:00 a.m. to 6:00 p.m. on Business Days and 9:00 a.m. to 1:00 p.m. on Saturdays, except holidays.

“Commencement Date” has the meaning given in Item 5A of the Summary of Basic Terms.

“Common Areas” means all areas of the Project, as designated by Landlord from time to time, located inside or outside of the Building, which are not intended for the use of a single tenant and which are intended (a) for the non-exclusive common use of Landlord, Tenant and other tenants of portions of the Project and their respective employees, agents, licensees and invitees and/or (b) to serve the Project. Common Areas include, without limitation, the lobbies of the Building, cafeterias and fitness facilities (subject to Section 2.2 below), common restroom facilities, elevators and stairwells of the Building, sidewalks, Parking Areas, access drives, landscaped areas, utility rooms, storage rooms, and utility lines and systems and the Common Facilities.

“Common Facilities” means those facilities, if any, located at the Project which Landlord designates from time to time as “common facilities,” including, but not limited to, building systems, pipes, ducts, wires, conduits, meters, HVAC equipment and systems, electrical systems and equipment, plumbing lines and facilities, loading dock, and mechanical rooms.

“Environmental Law” means the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”). 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1802 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Clean Water Act, 33 U.S.C. §1321 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Emergency Planning and Community Right to Know Act (EPCRTKA) 42 U.S.C. § 11001-11050; 42 U.S.C. Section 9601 et seq; the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, Chapter 21E of the Massachusetts General Laws, all regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation (including any state or local board of health rules, regulation, or code) applicable in the jurisdiction in which the Premises are located, or any common law (including common law that may impose strict liability or liability based on negligence), which may relate to or deal with human health, industrial hygiene, the environment, natural resources, or Hazardous Materials or other environmental, health and safety matters of any kind, all as may be from time to time amended or modified.

“Event of Default” means any of the events listed in Section 12.1.

“Extension Term” means the period of five (5) years beginning at the end of the Initial Term.

“GAAP” means generally accepted accounting principles, consistently applied.

“Hazardous Materials” means, at any time, (a) any “hazardous substance” as defined in §101(14) of CERCLA (42 U.S.C. §9601 (14)) or regulations promulgated thereunder; (b) any “solid waste,” “hazardous waste,” or “infectious waste,” as such terms are defined in any Environmental Law at such time; (c) asbestos, urea-formaldehyde, polychlorinated biphenyls (“PCBs”), bio-medical materials or waste, nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances which may be hazardous to human or animal health or the environment or which are listed or identified in, or regulated by, any Environmental Law; and (d) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under any Environmental Law.

“Initial Term” means the period beginning at 12:01 a.m. on the Commencement Date and ending at 11:59 p.m. on the last day of the seventh (7th) Lease Year.

“Insurance Costs” includes the cost of insuring the entire Project, including without limitation the Building and other improvements now or hereafter situated thereon, and all operations conducted in connection therewith, with such policies, coverages and companies and in such limits as may be selected by Landlord (and/or which may be required by Landlord’s lenders), including, but not limited to, fire insurance with extended or with all-risk coverage, comprehensive public liability insurance covering personal injury, deaths and property damage with a personal injury endorsement covering false arrest, detention or imprisonment, malicious prosecution, libel and slander, and wrongful entry or eviction, rent loss or business interruption insurance, worker’s compensation insurance, plate glass insurance, contractual liability insurance, boiler insurance. Insurance Costs shall not include increases in premiums which are paid directly by other tenants of the Project.

“Invitees” means employees, workers, visitors, guests, customers, suppliers, agents, contractors, representatives, licensees and other invitees.

“Lab Areas” has the meaning given in Section 7.3.

“Land” means the land located at 117 Kendrick Street, Needham, Massachusetts, more particularly described in Exhibit A hereto and which is depicted on the Site Plan.

“Landlord” means 117 Kendrick DE, LLC, a Delaware limited liability company, its successors and assigns.

“Landlord Parties” means Landlord, Landlord’s management company, and any of their partners, members, shareholders, directors, officers, employees and principals or persons claiming by or through Landlord or its management company.

“Lease Term” means the Initial Term and, if applicable, the Extension Term.

“Lease Year” means the 12 month period beginning on the Commencement Date and on each anniversary of the Commencement Date throughout the Lease Term; provided that if the Commencement Date is not the first day of a calendar month, the first Lease Year shall consist of the partial calendar month beginning with the Commencement Date and the next subsequent 12 full calendar months, and each subsequent Lease Year shall commence on an anniversary of the first day of the month after the calendar month in which the Commencement Date occurs.

“Legal Requirements” means all applicable present and future laws, statutes, rules, regulations and requirements of governmental authorities, and other legal requirements of whatever kind or nature that are applicable to the Project, including, without limitation, all zoning laws and building codes, environmental laws and the Americans With Disabilities Act of 1990 (including the Americans With Disabilities Act Accessibility Guidelines for Buildings and Facilities) and all directions, rules and regulations of the Health Officer, Fire Marshall, Building Inspector of the Town of Needham and other proper officers of the governmental agencies having jurisdiction thereover, and any amendments, modifications or changes to any of the foregoing.

“Operating Costs” means all costs, expenses and disbursements of every kind and nature (except Taxes and Insurance Costs) which Landlord shall pay or become obligated to pay in connection with operating, managing, maintaining, repairing or replacing the Project or elements thereof, all as reasonably determined by Landlord. Operating Costs shall include, by way of illustration, but not be limited to: all charges: payable by Landlord in connection with the performance of Landlord’s maintenance and repair obligations with respect to the Project; payable by Landlord to provide janitorial service to the Project; payable by Landlord in connection with the maintenance and repair of HVAC equipment and systems; payable by Landlord to provide utility services to the Project, except to the extent excluded pursuant to clauses (f) or (g) below; related to the operation of any shuttle or other transportation service between the Project and public transportation stations; all costs related to any police details at any entrances to the Project; related to removal of trash, debris, and refuse; related to removal of snow and ice; for pest and vermin control; for providing, maintaining, repairing and replacing of paving, curbs, walkways, landscaping, planters, roofs, walls, drainage, utility lines, security systems and other equipment; for painting the exterior and Common Areas of the Building; for repaving, resurfacing, and restriping Parking Areas and drives; for lighting, cleaning, waterproofing, repairing and maintaining Common Areas, Common Facilities and other portions of the Project; for of licenses, permits and inspection fees, except to the extent directly attributable to the space of a particular tenant; for legal, accounting, inspection and consulting fees, except to the extent excluded pursuant to clauses (e) or (m) below; for costs of capital repairs or replacements hereafter made to the Building or Common Areas, amortized over their expected useful life based upon and including a market rate of interest; for wages, salaries and benefits of operating personnel, including welfare, retirement, vacations and other compensation and fringe benefits and payroll taxes; for any insurance deductible paid by Landlord in connection with an insured loss; and management fees equal to 3.5% of gross rents (calculated such that the management fee is not calculated in a duplicative manner, i.e., the management fee included in Operating Costs will not be calculated on Operating Costs that already include the management fee, but will be calculated on all other gross rents) (in addition, the management fees may be payable to an affiliate of Landlord). However, notwithstanding the above, the following specific items shall not be included: (a) the cost of alterations to space in the Building leased to others; (b) debt service and ground rent payments; (c) any cost or expenditure for which Landlord is reimbursed by insurance proceeds or eminent domain proceeds; (d) costs for which Landlord is reimbursed under warranties provided to Landlord by contractors who have warranty obligations; (e) leasing commissions, attorneys’ fees and collection costs related to negotiation and enforcement of tenant leases unless the matter involves enforcing compliance with the Rules and Regulations or other standards or requirements for the benefit of all tenants of the Building; (f) the cost of providing electrical service (lights and plugs and to the extent billed to Tenant pursuant to the second paragraph in Section 4.6 below, heating, ventilating and air conditioning) to space leased to tenants, as opposed to Common Areas, which are included within Operating Costs; (g) expenses which are billed directly, or reasonably allocable exclusively, to any tenant of the Building; (h) salaries and bonuses of officers and executives of Landlord and administrative employees above the level of property manager or building supervisor and Landlord’s general overhead; (i) the cost of any work or service performed on an extra-cost basis for any tenant of the Building; (j) the cost of any additions to the Building; (k) any cost, other than the management fee provided for above, otherwise included in Operating Costs representing an amount paid to a person or entity affiliated with Landlord which is in excess of the amount which would have been paid on an arms-length basis in the absence of such relationship; (I) depreciation, other than the amortization of capital improvements hereafter made as provided above; and (m) costs of defending any lawsuits, costs (including without limitation, legal fees) of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, costs of any disputes between Landlord and its other tenants or employees, or outside fees paid in connection with disputes with adjacent property owners which are not intended to benefit tenants of the Building.

“Other Additional Rent” has the meaning given in Item 10F of the Summary of Basic Terms.

“Parking Areas” means those portions of the Project which may be used for parking as depicted on the Site Plan, as such areas may be changed by Landlord from time to time.

“Permitted Transferee” means (a) an entity controlling, controlled by or under common control with Tenant, (b) an entity which succeeds to Tenant’s business by merger, consolidation or other form of corporate reorganization, or (c) an entity which acquires all or substantially all of Tenant’s assets or stock; provided that an entity may not become a Permitted Transferee through or as a part of a bankruptcy or other similar insolvency proceeding.

“Permitted Use” has the meaning given in Item 6 of the Summary of Basic Terms.

“Person” means any individual, partnership, joint venture, trust, limited liability company, business trust, joint stock company, unincorporated association, corporation, institution, or entity, including any governmental authority.

“Premises” has the meaning given in Item 3A of the Summary of Basic Terms.

“Project” has the meaning given in Item 3B of the Summary of Basic Terms.

“Rules and Regulations” means rules and regulations, if any, adopted by Landlord pursuant to Section 7.12.

“Security Deposit” has the meaning set forth in Item 7 of the Summary of Basic Terms.

“Site Plan” means the site plan attached hereto as Exhibit B which depicts the approximate size and layout of the Land, the Building and the Parking Areas.

“Summary of Basic Terms” means the Summary of Basic Terms which appears immediately after the table of contents of this Lease.

“Tax Fiscal Year” shall mean July 1 through June 30 next following, or such other tax period as may be established by law for the payment of Taxes.

“Taxes” shall mean (a) ail taxes, assessments, betterments, water or sewer entrance fees and charges including general, special, ordinary and extraordinary, or any other charges (including charges for the use of municipal services if billed separately from other taxes), levied, assessed or imposed at any time by any governmental authority upon or against the Land, the Building or the fixtures, signs and other improvements thereon then comprising the Project and (b) all attorneys’ fees, appraisal fees and other fees, charges, costs and/or expenses incurred in connection with any proceedings related to the amount of the Taxes, the tax classification and/or the assessed value of the Project, which in connection with a Refund (as defined below) may be paid in accordance with Section 4.3(b). This definition of Taxes is based upon the present system of real estate taxation in the Commonwealth of Massachusetts; if taxes upon rentals or any other basis shall be substituted, in whole or In part, for the present ad valorem real estate taxes, the term “Taxes” shall be deemed changed to the extent to which there is such a substitution for the present ad valorem real estate taxes. For the avoidance of doubt, except to the extent set forth in the immediately preceding sentence, “Taxes” shall not include any taxes imposed upon Landlord’s income.

“Tenant” means Advantagene, Inc., a Delaware corporation, d/b/a Candel Therapeutics, its permitted successors and permitted assigns.

“Tenant’s Electricity Costs” has the meaning given in Item 10B of the Summary of Basic Terms.

“Tenant’s Share” means the amount (expressed as a percentage) equal to (a) the Leasable Square Footage of the Premises divided by (b) the Leasable Square Footage of the Building. The percentage determined by the preceding sentence shall be rounded upward to the nearest one-tenth of one percent (0.1%). Initially, Tenant’s Share shall be 7.2% (15,197/212,846), subject to adjustment in the event of an increase or decrease in the Leasable Square Footage of the Premises or the Leasable Square Footage of the Building.

ARTICLE II

LEASE OF PREMISES

Section 2.1 Lease Of The Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon and subject to the terms and provisions of this Lease and all zoning ordinances and all matters of record affecting the Project.

Section 2.2 Common Rights; Cafeteria; Common Facilities. The Premises are leased subject to, and with the benefit of, the non-exclusive right to use in common with others at any time entitled thereto the Common Areas and Common Facilities for all such purposes as such areas may be designated, but only in connection with lawful business in the Building and in accordance with the Rules and Regulations. Landlord shall have the right from time to time to designate or change the number, locations, size or configuration of the Common Areas, and to modify or replace the Common Facilities, and to permit expansion and new construction therein. Tenant shall not have the right to use those portions of the Common Areas designated from time to time by Landlord as for the exclusive use of one or more other tenants. Landlord shall cause a cafeteria and a fitness center to be located in the common area of the Building. In the event that in Landlord’s reasonable opinion, it becomes uneconomical for Landlord to operate the Cafeteria during the Lease Term, then upon thirty (30) days’ written notice to Tenant, Landlord shall no longer be obligated to provide a Cafeteria in the Building. In addition, at any time that Tenant does not maintain restrooms within its Premises, Landlord shall maintain common restrooms in reasonable proximity to the Premises.

Section 2.3 Parking. Subject to the Rules and Regulations, Tenant’s Invitees are authorized to use Tenant’s Share of the parking spaces in the Parking Areas, in common with Landlord and other tenants of the Project from time to time. In the event of (a) a decrease in the number of parking spaces on the Project or (b) a change in the Leasable Square Footage of the Premises and/or Leasable Square Footage of the Building, the number of parking spaces available for use by Tenant’s Invitees shall be adjusted proportionately. Tenant shall not (a) permit any of Tenant’s Invitees (other than visitors) to park in spaces designated as “visitor” spaces, (b) permit any of Tenant’s Invitees to park in spaces designated as “reserved” spaces (unless reserved for Tenant), (c) permit the total number of passenger automobiles parked on the Project by Tenant’s Invitees, at any time, to exceed Tenant’s Share of the parking spaces in the Parking Areas, and (d) except for delivery trucks using designated loading and unloading facilities, permit any of Tenant’s Invitees to park any vehicle on the Project other than passenger automobiles. Landlord may, from time to time, designate one or more spaces as reserved for the exclusive use of one or more of the tenants of the Project and/or for Landlord’s Invitees.

Section 2.4 Lease Term.

(a)    The Lease Term shall commence at 12:01 a.m. on the Commencement Date and shall end at 11:59 p.m. on the last day of the seventh (7th) Lease Year. At the request of Landlord or Tenant made on or after the Commencement Date, Landlord and Tenant will execute a written amendment to, and restatement of, the Summary of Basic Terms pursuant to Section 2.7, setting forth the Commencement Date.

(b)    Provided an Event of Default does not then exist, Tenant shall have the right to extend the Lease Term one period of 5 years by giving Landlord written notice of extension, which notice must be received by Landlord not earlier than 18 months, nor later than 12 months, prior to expiration of the Initial Term. If such extension becomes effective, the Lease Term shall be automatically extended upon the same terms and conditions as were applicable to the Initial Term, except that (i) Base Rent for the Extension Term shall be as set forth in Section 4.1(b), and (ii) there shall be no further right to extend or renew the Lease Term beyond the Extension Term. The right of extension provided under this Section 2.4(b) is personal to Advantagene, Inc., d/b/a Candel Therapeutics (or its Permitted Transferee) and is not exercisable by any subtenant or other assignee permitted hereunder.

Section 2.5 Security Deposit.

(a)    Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord the Security Deposit, which shall be in the form of cash or a letter of credit which satisfies the conditions of Section 2.5(b) (“Letter of Credit”).

(b)    The Letter of Credit must satisfy all of the following conditions: (i) the Letter of Credit must be in the form attached hereto as Exhibit E. or in such other substantially similar form as Landlord may approve, with an expiration date not less than one year after the date of the Letter of Credit; (ii) the beneficiary of the Letter of Credit must be Landlord or Landlord’s designee; (iii) the Letter of Credit must be irrevocable, unconditional and transferable one or more times without charge to Landlord; (iv) the Letter of Credit must be issued by a bank satisfactory to Landlord in its reasonable discretion; and (v) the Letter of Credit must provide that it may be drawn at a location in Boston, Massachusetts. If, at any time, the issuer of the Letter of Credit gives notice of its election not to renew, extend and/or reissue the Letter of Credit, then Tenant shall, not later than 30 days prior to the expiration of the term of the Letter of Credit, deliver to Landlord (1) a replacement Letter of Credit satisfying all of the above conditions or (2) cash in the full amount of the expiring Letter of Credit; and if Tenant fails to timely deliver to Landlord a replacement Letter of Credit as provided above or cash in the full amount of the expiring Letter of Credit, such failure shall constitute an Event of Default and, in addition to any other rights which Landlord might have by reason of such Event of Default, Landlord may draw on the Letter of Credit and hold the proceeds of such drawing as the Security Deposit. If (x) Landlord shall reasonably feel insecure with the creditworthiness of the bank issuing the Letter of Credit and Tenant shall fail, within ten days after notice, to either provide a replacement Letter of Credit as provided above or cash in the full amount of the existing Letter of Credit, or (y) Tenant fails to provide Landlord with cash in the full amount of the Letter of Credit within ten days after (I) any proceedings under the Bankruptcy Code, receivership or any insolvency law are instituted with the issuer of the Letter of Credit as debtor or (II) the bank issuing the Letter of Credit is taken over by the Federal Deposit insurance Corporation, the Resolution Trust Corporation or a similar entity, then such failure by Tenant under clauses (x) or (y) of this sentence shall constitute an Event of Default and, in addition to any other rights which Landlord might have by reason of such Event of Default, Landlord may draw on the Letter of Credit and hold the proceeds of such drawing as part of the Security Deposit.

(c)    The Security Deposit is security for the faithful performance and observance by Tenant of Tenant’s obligations under this Lease and is not an advance payment of rent. If an Event of Default occurs, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for payment of any Base Rent or Additional Rent which is then due and payable or for any sum which Landlord may expend or may be required to expend by reason of the occurrence of an Event of Default, including, but not limited to, any damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord, including the costs of such proceeding or re-entry and further including, without limitation, reasonable attorneys’ fees. Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without notice and without prejudice to any other remedy which Landlord may have, or Landlord may pursue any other such remedy in lieu of applying the Security Deposit or any part thereof. No interest shall be payable on the Security Deposit and Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. If Landlord shall apply the Security Deposit in whole or in part, Tenant shall immediately upon demand pay to Landlord the amount so applied, or cause the Letter of Credit to be reinstated, to restore the Security Deposit to its original amount. Because elements of Additional Rent may be subject to annual reconciliation based on actual amounts determined to be due, in addition to the other rights provided herein to Landlord regarding the Security Deposit, Landlord shall have the right, in its discretion, upon the end of the Lease and delivery of the Premises in accordance with the terms hereof, to hold a portion of the Security Deposit until such reconciliation, at which time Landlord has the right to deduct any amounts then determined to be due from the remaining Security Deposit and return any balance of the Security Deposit to Tenant; provided that Landlord may not withhold from the Security Deposit an amount greater than the amount which Landlord reasonably estimates will be owing by Tenant upon completion of such reconciliation. If the remaining Security Deposit is not sufficient to pay Tenant’s obligations hereunder, Tenant shall pay the same within ten days of billing from Landlord. In the event of a sale or other transfer of the Project, or leasing of the entire Project including the Premises subject to Tenant’s tenancy hereunder, Landlord shall transfer the Security Deposit then remaining to the vendee or lessee, Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant, and Tenant shall look solely to the new landlord for the return of the Security Deposit then remaining. Tenant will not assign or encumber or attempt to assign or encumber the Security Deposit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Section 2.6 Right of First Offer.

(a)    Grant of Right. Tenant shall have, and Landlord hereby grants to Tenant, a onetime right of first opportunity to lease in its entirety the 17,798 square foot portion of the Building adjacent to the Premises and shown on Exhibit D attached hereto (the “ROFO Space”) when it is or becomes available (but no earlier than September 30, 2020) for lease after the date of this Lease during the Lease Term, on and subject to the terms and conditions set forth in this Section 2.6. Landlord will not extend any existing lease for the ROFO Space, or enter into any lease of any of the ROFO Space with a tenant other than Tenant (a “Third-Party Lease”) unless and until Landlord has given to Tenant a Notice of Availability (as defined below) with respect to such ROFO Space and Tenant has failed to exercise its right to lease such ROFO Space pursuant to subsection (b) below.

(b)    Notices of Availability. At any time during the Lease Term that any ROFO Space is, becomes or is about to become available for lease, Landlord may give written notice to Tenant of such availability (a “Notice of Availability”). Any such Notice of Availability shall specify the date on or about which such ROFO Space is expected to become available for lease (if it is not then available), the lease term which Landlord desires to offer (“ROFO Space Term”), the permitted use of the ROFO Space and Landlord’s determination of the ROFO Market Rent (as defined below) and such other terms which Landlord desires to specify that relate to the specific ROFO Space. Tenant shall not disclose to third parties, other than Tenant’s employees, consultants and other agents who have a need to know, the contents of any Notice of Availability, and Tenant shall cause all such employees, consultants or agents to respect the confidentiality of the contents thereof. Within ten (10) Business Days following Tenant’s receipt of a Notice of Availability, Tenant shall notify Landlord in writing whether Tenant (i) accepts the terms offered in the Notice of Availability, in which case, Tenant shall be bound to lease the ROFO Space on the terms set forth in the Notice of Availability, and otherwise, subject to the provisions of this Lease, (ii) accepts the offer to lease the ROFO Space, but disputes Landlord’s determination of the ROFO Market Rent (a “Disputed Acceptance”), in which case, Tenant shall be bound to lease the ROFO Space at the ROFO Market Rent determined pursuant to Section 2.6(c), the other terms set forth in the Notice of Availability, and otherwise, subject to the provisions of the Lease, or (iii) declines to accept the terms offered in the Notice of Availability or to accept the offer to lease the ROFO Space and dispute Landlord’s determination of the ROFO Market Rent; provided, further, that if Tenant does not respond in writing to Landlord within such ten (10) Business Day period, Tenant will be deemed to have made such declination described in the preceding clause (iii).

In addition, Tenant’s right to lease ROFO Space under this Section 2,6 shall apply only to the entire ROFO Space specified in a Notice of Availability, and Tenant shall not have the right under this Section 2,6 to lease less than all of such ROFO Space. For purposes of this Section 2.6, the term “ROFO Market Rent” means the then fair market rent on a triple-net basis per square foot for the ROFO Space taking into account the use thereof and may include escalations at various points during the ROFO Space Term.

(c)    (i)     In the event that Tenant timely sends a Disputed Acceptance to Landlord, then for a period of 15 days after Landlord receives the Disputed Acceptance (such period being called the “ROFO Negotiation Period”), Landlord and Tenant shall negotiate in good faith to attempt to agree upon the ROFO Market Rent, and, in the course of such negotiations, each party may from time to time submit modified proposals to the other. If the parties agree upon the ROFO Market Rent prior to the determination of the arbitrator pursuant to Section 2.6(c)(ii), whether such agreement is reached during or after the ROFO Negotiation Period, the ROFO Market Rent shall be as so agreed.

(ii)    If the parties are unable to agree upon the ROFO Market Rent within the ROFO Negotiation Period, then each party shall, upon selection of an arbitrator pursuant to Section 2.6(c)(iii), simultaneously submit to the arbitrator for binding arbitration a proposal as to the ROFO Market Rent. The ROFO Market Rent shall be determined as of the commencement of the ROFO Space Term at the then current arms-length negotiated base rents being charged for comparable space and permitted use to the ROFO Space as specified in the Notice of Availability in comparable buildings located in the market area of the Project, taking into consideration all relevant factors set forth in the Notice of Availability; provided, that the arbitrator shall not have the right to modify any provision of the Lease except Base Rent. Within 30 days after both parties have submitted such proposals to the arbitrator, the arbitrator shall select one of the proposals as more closely approximating the ROFO Market Rent appropriate for the ROFO Space Term, and, unless the parties have then agreed upon the ROFO Market Rent, the proposed ROFO Market Rent set forth in such proposal selected by the arbitrator shall be deemed to be the ROFO Market Rent.

(iii)    If the parties are unable to agree upon the ROFO Market Rent within the ROFO Negotiation Period, then the parties shall, within 15 days after the end of the ROFO Negotiation Period (such 15 day period being herein called the “ROFO Selection Period”), attempt to agree upon an arbitrator to whom to submit the determination of ROFO Market Rent for binding arbitration pursuant to Section 2.6(c)(ii). If the parties are unable to agree upon an arbitrator within the ROFO Selection Period, then, at the end of the ROFO Selection Period, each party shall select an arbitrator and, within 15 days after the end of the ROFO Selection Period, the arbitrators shall agree upon an arbitrator to whom the determination of ROFO Market Rent shall be submitted for binding arbitration pursuant to Section 2.6(c)(ii). If such arbitrators are unable to agree promptly upon an arbitrator, an arbitrator shall be selected by the American Arbitration Association. Any arbitrator selected by either party, by the arbitrators selected by the parties or by the American Arbitration Association shall be independent of both parties and shall have such experience, either as a licensed real estate broker or as an appraiser for at least ten years, as would qualify such arbitrator as an expert with respect to leasing terms in the market area of the Project. Such arbitrator shall make the determination required pursuant to Section 2.6(c)(ii) within 30 days after selection. The parties shall share equally the fees and expenses of the arbitrator to whom the determination of ROFO Market Rent is submitted. Landlord and Tenant shall each pay the fee of the arbitrator selected by it.

(d)    Addition of Space to Lease. If Tenant exercises its right to lease any ROFO Space pursuant to subsection (b) above, then, as of the date specified in the Notice of Availability, such ROFO Space shall be added to and become a part of the Premises and subject to the terms and conditions of this Lease; provided that (x) Landlord shall not be responsible for making any improvements or alterations to such ROFO Space or providing any improvement allowance with respect thereto, except to the extent provided for in the Notice of Availability; (y) the effective rent (including Base Rent and Additional Rent, if applicable) for the ROFO Space shall be the effective rent set forth in the Notice of Availability or, if Tenant timely submits a Disputed Acceptance, as determined by the process set forth in subsection (c) above, and (z) the terms and conditions of this Lease with respect to such ROFO Space shall be modified by any terms agreed by the parties. Promptly after Tenant exercises its right to lease any ROFO Space pursuant to subsection (b) above or, if Tenant timely submits a Disputed Acceptance, after the ROFO Market Rent is determined pursuant to subsection (c) above, Landlord and Tenant shall enter into an amendment of this Lease incorporating such ROFO Space as part of the Premises, subject to the terms and conditions of this Lease and incorporating any additional terms agreed by the parties.

(e)    Lapse of Right. If Landlord gives a Notice of Availability and does not receive Tenant’s notice of exercise pursuant to subsection (b) above within the period specified therein or if Tenant leases the ROFO Space as provided herein, Tenant’s right of first opportunity provided for in this Section 2.6 shall lapse with respect to all other space and Landlord shall be free to lease such space to third parties without complying with this Section 2.6.

(f)    Termination of Right Tenant’s right of first opportunity provided for in this Section 2.6 shall terminate twelve (12) months before the expiration of the Initial Term, unless Tenant timely exercises its extension option pursuant to Section 2.4(b), and, if Tenant timely exercises such extension option, twelve (12) months before the expiration of the Extension Term.

(g)    Rights Personal to Party Executing this Lease. The rights in this Section 2.6 are personal to Advantagene, Inc., d/b/a Candel Therapeutics, and are not assignable or transferable other than to a Permitted Transferee. Tenant’s rights under this Section 2.6 will lapse and be of no further force and effect upon any assignment of this Lease other than to a Permitted Transferee.

(h)    Event of Default. If an Event of Default shall have occurred and be continuing, Landlord shall have no obligation to give any Notice of Availability to Tenant, and Tenant shall have no rights under this Section 2.6 if an Event of Default exists on the date on which Tenant attempts to exercise its right to lease any ROFO Space.

Section 2.7 Lease Amendment. If, pursuant to any provision of this Lease, there results a change in (or, in the case of the Commencement Date, the confirmation of) any of the terms or amounts in the Summary of Basic Terms (including, without limitation, the Leasable Square Footage of the Building, the Leasable Square Footage of the Premises, Base Rent, or Tenant’s Share) then in effect, Landlord and Tenant will promptly execute a written amendment to, and restatement of, the Summary of Basic Terms, substituting the changed (or confirmed) terms and recomputed amounts in lieu of each of the applicable terms and amounts then in effect which have been changed. As of the effective date of the amendment to the Summary of Basic Terms, the changed terms (and recomputed amounts) will be effective for all purposes of this Lease, and the amended and restated Summary of Basic Terms will be a part of, and incorporated into, this Lease.

ARTICLE III

WORK; SIGNS

Section 3.1 Delivery of the Premises: As-ls Condition. The Premises shall be delivered to Tenant as of the date hereof. Tenant accepts the Premises in its as-is condition as of the date hereof, without representation or warranty by Landlord, and Landlord shall not be obligated to perform any work to prepare the Premises for Tenant. Tenant has inspected the Premises and the Common Areas and found the same to be satisfactory. Notwithstanding the foregoing, within the date that is thirty (30) days after the Commencement Date, Landlord shall repair any damaged carpet tiles in the Premises and VCT tiles in the Lab Areas.

Section 3.2 Tenant’s Work; Pre-Term Occupancy.

(a)    Tenant, at Tenant’s cost, will perform all work as Tenant deems necessary to equip, furnish and use the Premises for the Permitted Use in accordance with Legal Requirements (any such work being called “Tenant’s Work”). All of Tenant’s Work shall be done in a good and workmanlike manner using new and/or high quality materials, in accordance with Legal Requirements, substantially in accordance with reasonably detailed plans and specifications approved in advance in writing by Landlord and in accordance with the requirements of Section 7.5. Commencing as of the date of this Lease, subject to the provisions hereof (including without limitation, Section 7.5 below), Tenant, or any agent, employee or contractor of Tenant may enter the Premises for purposes of constructing the Tenant’s Work. Subject to Landlord’s approval, Tenant shall have the right to install double-wide doors at the rear of the Premises and to construct a sidewalk access between such doors and the nearest adjacent pavement of the Common Areas (collectively, the “Double-Wide Door Installations”); provided, however, that (i) such construction shall be deemed to be part of Tenant’s Work and subject to the provisions hereof applicable thereto, including without limitation, the provisions providing for Landlord’s approval of the plans and specifications applicable thereto and the requirement that such work be performed in a good and workmanlike manner using new and/or high quality materials and in accordance with Legal Requirements, (ii) the Double-Wide Door Installations shall not violate any existing permits applicable to the Property and shall not require any modification thereto unless approved by Landlord in writing, in which case, Tenant shall be solely responsible for obtaining such modifications; provided, that Landlord shall reasonably cooperate, at no cost to Landlord, with Tenant obtaining such modifications, (iii) Tenant shall be responsible for any other modifications required at the Property as a result of the Double-Wide Door Installations, (iv) the Double- Wide Door Installations shall not violate any of the terms of other tenants’ leases at the Property or unreasonably interfere with other Tenant’s use of or access to the Common Areas or their respective premises, (v) Tenant shall be solely responsible for obtaining any permits necessary to construct, maintain and install the Double-Wide Door Installations; provided, that Landlord shall reasonably cooperate, at no cost to Landlord, with Tenant to obtain such permits, (vi) at the expiration or earlier termination of the Lease, Tenant shall, at Landlord’s request, restore the Property to its condition existing prior to the installation of the Double-Wide Door Installations, and (v) Tenant shall maintain, repair and replace the Double-Wide Door Installations as necessary such that the same remain in good condition and repair through the Lease Term.

(b)    Any entry by Tenant into the Premises prior to the Commencement Date shall be at Tenant’s own risk solely for the purpose of designing and performing Tenant’s Work, installing fixtures and equipment, and otherwise preparing the Premises for occupancy by Tenant. During the period of any entry by Tenant prior to the Commencement Date pursuant to the above provisions of this Section, Tenant shall be subject to the insurance obligations set forth in Sections 7.8 and 7.9 and to all other obligations of Tenant under this Lease with respect to the Premises, other than the obligations to pay Base Rent and Additional Rent (subject to Tenant paying for Tenant’s Electricity Costs pursuant to Section 4.6), and, prior to any such entry by Tenant prior to the Commencement Date, Tenant shall furnish Landlord with a certificate of insurance confirming its procurement of the insurance required by Sections 7.8 and 7.9. Notwithstanding the foregoing, subject to Tenant complying with applicable Legal Requirements and obtaining all governmental approvals necessary to do so, upon ten (10) days’ prior written notice, Tenant may commence business operations in the Premises prior to the Commencement Date; provided, that if Tenant so commences business operations in the Premises or any portion thereof prior to the Commencement Date, Tenant shall pay to Landlord a monthly rental rate equal to $12,000, which shall be prorated for any partial month.

Section 3.3 Allowance. Landlord will provide an amount up to the Allowance to or for the benefit of Tenant to pay or reimburse Tenant for costs of alterations and improvements to the Premises, including permits, architectural and engineering (but excluding costs for Tenant’s equipment, furniture, trade fixtures, the Double-Wide Door Installations and personal property), performed by Tenant from and after the date of this Lease. Disbursement of the Allowance to or at the direction of Tenant shall be conditioned on the subject alterations and improvements having been performed in accordance with the provisions of this Lease, and shall be subject to Landlord’s receipt of a request for payment in form and with backup reasonably satisfactory to Landlord, including but not limited to such certifications, lien waivers and other documents from Tenant, Tenant’s contractor and Tenant’s architect as Landlord may reasonably require. Landlord may inspect the subject alterations and improvements as a condition to making any requested disbursement of the Allowance to confirm the status of such alterations and improvements and that such alterations and improvements have been performed in accordance with the provisions of this Lease. In the event that the cost of Tenant’s Work or any such alterations and improvements to the Premises exceeds the amount of the Allowance, Tenant shall be entirely responsible for such excess. Any portion of the Allowance for which Tenant has not qualified for disbursement within fourteen months after the Commencement Date shall be forfeited by Tenant.

Section 3.4 Signs. Tenant shall not have the right to install or erect any sign on the exterior or outside of the Building. Tenant shall be identified by Building standard signage on the directory in the Building lobby and on the entry to the Premises in a manner consistent with building standard signage at Landlord’s expense. Subject to Landlord’s approval, Tenant shall have the right to install, within the Premises, signage consistent with its corporate standard. Tenant shall maintain its signs in good repair and condition. Upon the expiration of the Lease Term or other termination of this Lease, Tenant shall remove all of Tenant’s signs from the Building and shall make all repairs necessary to restore the surfaces to the condition of the surrounding surfaces of the Building.

ARTICLE IV

BASE RENT; ADDITIONAL RENT

Section 4.1 Base Rent.

(a)    Tenant shall pay Base Rent in the amounts set forth in Item 9 of the Summary of Basic Terms.

(b)    (i)     The Base Rent per square foot for the Extension Term will be at a rate equal to 95% of the then fair market rent on a triple-net basis per square foot for the Premises and may include escalations at various points during the Extension Term (the “Market Rent”), determined in accordance with this Section 4.1(b). For a period of 30 days after Tenant gives to Landlord written notice of exercise of the extension option pursuant to Section 2.4(b) (such period being called the “Negotiation Period”). Landlord and Tenant shall negotiate in good faith to attempt to agree upon the Market Rent, and, in the course of such negotiations, each party may from time to time submit modified proposals to the other. If the parties agree upon the Market Rent prior to the determination of the arbitrator pursuant to Section 4.1 (b)(ii), whether such agreement is reached during or after the Negotiation Period, the Market Rent shall be as so agreed.

(ii)    If the parties are unable to agree upon the Market Rent within the Negotiation Period, then each party shall, upon selection of an arbitrator pursuant to Section 4.1 (b)(iii), simultaneously submit to the arbitrator for binding arbitration a proposal as to the Market Rent. The Market Rent shall be determined as of the commencement of the Extension Term at the then current arms-length negotiated base rents being charged for comparable space in comparable buildings located in the market area of the Project, taking into consideration all relevant factors. The arbitrator shall not have the right to modify any provision of the Lease except Base Rent. Within 30 days after both parties have submitted such proposals to the arbitrator, the arbitrator shall select one of the proposals as more closely approximating the Market Rent appropriate for the Extension Term, and, unless the parties have then agreed upon the Market Rent, the proposed Market Rent set forth in such proposal selected by the arbitrator shall be deemed to be the Market Rent.

(iii)    If the parties are unable to agree upon the Market Rent within the Negotiation Period, then the parties shall, within 15 days after the end of the Negotiation Period (such 15 day period being herein called the “Selection Period”), attempt to agree upon an arbitrator to whom to submit the determination of Market Rent for binding arbitration pursuant to Section 4.1 (b)(ii). If the parties are unable to agree upon an arbitrator within the Selection Period, then, at the end of the Selection Period, each party shall select an arbitrator and, within 15 days after the end of the Selection Period, the arbitrators shall agree upon an arbitrator to whom the determination of Market Rent shall be submitted for binding arbitration pursuant to Section 4.1 (b)(ii). If such arbitrators are unable to agree promptly upon an arbitrator, an arbitrator shall be selected by the American Arbitration Association. Any arbitrator selected by either party, by the arbitrators selected by the parties or by the American Arbitration Association shall be independent of both parties and shall have such experience, either as a licensed real estate broker or as an appraiser for at least ten years, as would qualify such arbitrator as an expert with respect to leasing terms in the market area of the Project. Such arbitrator shall make the determination required pursuant to Section 4.1 (b)(ii) within 30 days after selection. The parties shall share equally the fees and expenses of the arbitrator to whom the determination of Market Rent is submitted. Landlord and Tenant shall each pay the fee of the arbitrator selected by it.

(c)    Base Rent shall be payable in equal monthly installments of one-twelfth of the annual Base Rent then in effect and shall be paid without offset for any reason, in advance, on the first day of each calendar month during the Lease Term. If the Commencement Date is not on the first day of a calendar month, Tenant shall pay, on or before the Commencement Date, a proportionate part of the Base Rent for the month in which the Commencement Date occurs based upon the annual Base Rent then in effect, divided by 360 and then multiplied by the number of days from and including the Commencement Date through and including the last day of such month. Base Rent and Additional Rent shall be paid by an “electronic funds transfer” system arranged by and among Tenant, Tenant’s bank and Landlord by Tenant submitting to Landlord a completed electronic transfer form as set forth in Exhibit H. The parties acknowledge and agree that the obligations owing by Tenant under this Section are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

Section 4.2 Certain Additional Rent. Tenant shall pay, without offset for any reason, all payments of Additional Rent payable by Tenant to Landlord hereunder as and when required by Sections 4.3 through 4.6 and as otherwise set forth in this Lease. If Tenant fails to pay any Additional Rent, Landlord shall have all the rights and remedies for failure to pay Base Rent. The obligations owing by Tenant under this Section are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

Section 4.3 Taxes.

(a)    Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant’s Share of Taxes. Such amounts shall be estimated in good faith by Landlord at the end of each Tax Fiscal Year (based on the most recent tax data available to Landlord), and shall be payable to Landlord in equal estimated monthly installments on the first day of each calendar month during the Lease Term, subject to readjustment when the actual amount of Taxes is determined. After readjustment, any shortage shall be due and payable by Tenant within 30 days of demand by Landlord and any excess shall, unless an Event of Default has occurred, be credited against future Additional Rent obligations, or refunded if the Lease Term has ended and Tenant has no further obligations to Landlord. If the taxing authority provides an estimated tax bill, then monthly installments of Taxes shall be based thereon until the final tax bill is ascertained.

(b)    If, after Tenant shall have made any payment under this Section, Landlord shall receive a refund (the “Refund”) of any portion of the Taxes paid on account of any Tax Fiscal Year in which such payments shall have been made as a result of an abatement of such Taxes, by final determination of legal proceedings, settlement or otherwise, Landlord shall, within 30 days after receiving the Refund, pay to Tenant (unless an Event of Default then exists) an amount equal to (i) Tenant’s Share of the Refund, which payment to Tenant shall be appropriately adjusted if Tenant’s Tax Share covered a shorter period than covered by the Refund; provided, however, that payments withheld from Tenant under this section because of an existing Event of Default, shall be remitted to Tenant promptly after such Event of Default is cured by Tenant and accepted by Landlord; (ii) less Tenant’s Share of all expenses incurred by Landlord in connection with such proceedings (including, but not limited to, attorneys’ fees, costs and appraisers’ fees) to the extent such expenses have not been previously paid by Tenant as Taxes hereunder. Landlord shall have sole control of all such proceedings.

(c)    If the Commencement Date of this Lease is not on July 1, or the expiration or termination of this Lease is not on June 30, Tenant’s obligation in respect of Taxes shall be prorated. If the final tax bill for the Tax Fiscal Year in which such expiration or termination of this Lease occurs shall not have been received by Landlord, then within 30 days after the receipt of the tax bill for such Tax Fiscal Year, Landlord and Tenant shall make appropriate adjustments of estimated payments.

(d)    Without limiting the generality of the foregoing, Tenant shall pay all rent and personal property taxes attributable to its signs or any other personal property including but not limited to its trade fixtures, the existing or any future floor coverings, wall treatments and light fixtures in the Premises.

Section 4.4 Insurance Costs. Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant’s Share of Insurance Costs. Tenant’s Share of Insurance Costs shall be estimated in good faith by Landlord at the end of each calendar year based on the most recent cost data available to Landlord, and shall be payable in equal estimated monthly installments on the first day of each calendar month during the Lease Term, subject to readjustment from time to time as determined by Landlord and also when actual Insurance Costs are determined. After a readjustment, any shortage shall be due and payable by Tenant within 30 days of demand by Landlord and any excess shall, unless an Event of Default then exists, be credited against future Additional Rent obligations, or refunded promptly if the Lease Term has ended and Tenant has no further obligations to Landlord, provided, however, that payments withheld from Tenant under this section because of an existing Event of Default, shall be remitted to Tenant promptly after such Event of Default is cured by Tenant. Landlord shall provide Tenant with reasonable supporting documentation for the Insurance Costs for the prior calendar year within six months after the end of the calendar year to which such Insurance Costs relate.

Section 4.5 Operating Costs. Tenant shall pay to Landlord, as Additional Rent, amounts equal to Tenant’s Share of Operating Costs. For purposes of determining Tenant’s Share of Operating Costs, for any calendar year during which the Building is less than 95% occupied, the Operating Costs shall be equitably adjusted, on an item-by-item basis, for such calendar year to reflect the amount which, in Landlord’s good faith reasonable judgment exercised on a consistent basis from year to year, the Operating Costs would have been if the Building had been 95% occupied during the entire calendar year. Tenant’s Share of Operating Costs shall be estimated in good faith by Landlord at the end of each calendar year based on the most recent cost data available to Landlord, and shall be payable in equal estimated monthly installments on the first day of each calendar month during the Lease Term, subject to readjustment from time to time as determined by Landlord and also when actual Operating Costs are determined. After a readjustment, any shortage shall be due and payable by Tenant within 30 days of demand by Landlord and any excess shall, unless an Event of Default has occurred, be credited against future Additional Rent obligations, or refunded promptly if the Lease Term has ended and Tenant has no further obligations to Landlord. Landlord shall provide Tenant with reasonable supporting documentation for the Operating Costs for the prior calendar year within six months after the end of the calendar year to which such Operating Costs relate.

Section 4.6 Payment for Electricity. The Premises shall be separately metered or check-metered by Landlord (at Landlord’s expense) for electrical use for lights and plugs (exclusive of electricity for heating, ventilating and air conditioning to the extent subject to the provisions of the following paragraph). Tenant shall promptly pay all charges related to its use of electricity for lights and plugs (exclusive of electricity for heating, ventilating and air conditioning to the extent subject to the provisions of the following paragraph), (i) to the appropriate public utility if the Premises are separately metered, or (ii) to Landlord within thirty (30) days of being invoiced therefor if the Premises are check-metered To the extent that the heating, ventilating and air conditioning system serving the Premises is operated and powered by electricity that is measured by a separate meter that also measures the electrical consumption used to operate and power the heating, ventilating and air conditioning system serving other tenants’ premises in the Building, then within thirty (30) days of receipt of an invoice from Landlord therefor, Tenant shall pay its share of the cost of electricity measured by such meter on the basis of the ratio of the floor area of the Premises to the total floor area served by the heating, ventilating and air conditioning system operated and powered by such separate meter.

Section 4.7 Tenant’s Audit Rights . Annually, Landlord shall furnish to Tenant a report setting forth in reasonable detail the Operating Costs, Insurance Costs and Taxes for the immediately preceding calendar year (in the case of Operating Costs and Insurance Costs) or Tax Fiscal Year (in the case of

Taxes). Tenant shall have the right to audit Landlord’s books and records relating to Operating Costs, Insurance Costs and/or Taxes with respect to the period covered by each such report provided and on the condition that Tenant delivers a written notice of its intention to perform such audit to Landlord not later than ninety (90) days after receipt of such report (such ninety day period being called the “Audit Period”), time being of the essence. If, as a result of such audit, Tenant believes that it is entitled to receive a refund of any Additional Rent paid by Tenant in respect of Operating Costs, Insurance Costs and/or Taxes, Tenant shall deliver to Landlord, no later than 30 days after expiration of the Audit Period, a notice demanding such a refund, together with a statement of the grounds for each such demand and the amount of each proposed refund. The cost of any such audit shall be paid by Tenant, except that, if it is established that the Additional Rent in respect of Operating Costs, Insurance Costs and Taxes charged to Tenant for the period in question was overstated by more than 5%, the reasonable out-of-pocket cost of such audit paid to a third party other than an employee of Tenant, up to a maximum of $5,000, shall be paid or reimbursed to Tenant by Landlord. An overstatement shall not be deemed to exist due to a Refund provided timely by Landlord to Tenant. Any audit shall be performed by either (a) Tenant’s regular employees or (b) a reputable certified public accountant reasonably acceptable to Landlord whose compensation is not directly or indirectly, contingent in whole or in part on the results of the audit. If, after reasonable investigation, Landlord determines that a report previously furnished by Landlord was in error, Landlord may (but shall if such error resulted in a prior overstatement of Operating Costs, Insurance Costs and/or Taxes) furnish a corrective or supplemental report to Tenant within one year after the original report was furnished, and if such corrective or supplemental report results in increased Additional Rent, the Audit Period for the year covered by such report shall be extended for six months after Landlord furnishes the corrective or supplemental report.

ARTICLE V

USE OF PREMISES

Section 5.1 Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use. Landlord does not make any representation or warranty to Tenant that Tenant’s use of the Premises for the Permitted Use will comply with Legal Requirements, and Tenant is responsible for confirming such compliance.

Section 5.2 Restrictions on Use. Tenant shall use the Premises in a careful, safe and proper manner, shall not commit or suffer any waste on or about the Project, and shall not make any use of the Project which is prohibited by or contrary to any Legal Requirements, or which would cause a public or private nuisance. Tenant, at its own expense, shall obtain any and all permits, approvals and licenses necessary for use of the Premises. Tenant shall not overload the floors or other structural parts of the Building; and shall not commit or suffer any act or thing on the Project which is illegal, offensive, dangerous, or which unreasonably disturbs other tenants. Tenant shall not do or permit to be done any act or thing on the Project which will invalidate or be in conflict with any insurance policies, or which will increase the rate of any insurance, covering the Building unless Tenant is willing to pay the increase in such insurance and such act or thing is a Permitted Use and does not otherwise violate any provision of this Lease, including without limitation, those provisions relating to Hazardous Materials and/or Environmental Laws. If, because of Tenant’s failure to comply with the provisions of this Section or due to any use of the Premises or activity of Tenant in or about the Project, the Insurance Costs are increased, Tenant shall pay Landlord the amount of such increase caused by the failure of Tenant to comply with the provisions of this Section. Tenant shall cause any fire lanes located within the Project to be kept free of all parking associated with its business or occupancy. Tenant shall conduct its business at all times so as not to annoy or be offensive to other tenants and occupants in the Building. Tenant shall not permit the emission of any objectionable noise or odor from the Premises and shall at its own cost install such extra sound-proofing or noise control systems and odor control systems, as may be needed to eliminate noise, vibrations and odors, if any, emanating from the Premises being heard, felt or smelled outside the Premises. Tenant shall not place any file cabinets bookcases, partitions, shelves or other furnishings or equipment in a location which blocks any windows. In addition to the foregoing, Tenant shall comply with all terms, conditions and guidelines contained in any MWRA permit applicable to the Premises and agrees to further acknowledge such agreement to so comply in writing upon request of Landlord.

Section 5.3 Hazardous Materials.    (a)     Tenant (i) will not conduct any activity on or in the Premises or the Project that will use, store, dispose of, generate, release or produce any Hazardous Materials, except for such activities that are both (1) part of the ordinary course of Tenant’s business activities and (2) conducted in accordance with all Environmental Laws and Legal Requirements and with best industry practices; (ii) will not use the Premises in any manner for the storage of any Hazardous Materials except for storage of such materials that are both (1) used in the ordinary course of Tenant’s business and (2) properly stored in a manner and location satisfying all Environmental Laws and Legal Requirements and with best industry practices; (iii) will not install any underground tanks of any type; (iv) will not permit any Hazardous Materials to be brought onto the Premises, except in the ordinary course of Tenant’s business and in compliance with all Environmental Laws and Legal Requirements, with best industry practices and otherwise subject to Section 5.3(b) below, and (v) will obtain and maintain all licenses, permits, registrations and consents required by applicable law (including, without limitation, Environmental Laws) (collectively, the “Required Permits”) to use or store any Hazardous Materials in the Premises and to dispose of the same and will promptly provide a copy of any Required Permit to Landlord upon Tenant’s receipt thereof. If there is a release of any Hazardous Materials at the Premises or any Hazardous Materials are brought or found on the Premises in violation of the provisions of this Section, Tenant shall immediately notify Landlord in writing of the same and the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws and Legal Requirements and with best industry practices. Tenant will maintain on the Premises a list of all materials stored at the Premises for which a safety data sheet (an “SDS”) was issued by the producers or manufacturers thereof, together with copies of the MSDS’s for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord’s request therefor. Except for Hazardous Materials that existed in or on the Premises as of the Commencement Date, Tenant shall remove all Hazardous Materials from the Premises in a manner reasonably acceptable to Landlord before the earlier of the date Tenant vacates the Premises and the date Tenant’s right to possess the Premises ends. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall not unreasonably interfere with Tenant’s business and shall use reasonable efforts to minimize the interference with Tenant’s business. Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Materials in violation of the above provisions of this Section or that Tenant has not complied with the requirements of this Section, in which case Tenant shall reimburse Landlord for the cost thereof within 30 days after Landlord’s request therefor. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold the Landlord Parties harmless from and against, any liabilities, losses, claims, damages, interest, penalties, fines, attorneys’ fees, experts’ fees, court costs, remediation costs, and other expenses which result from the (i) use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials in or about the Premises or the Project by Tenant or Tenant’s Invitees, (ii) any failure by Tenant or any of Tenant’s Invitees to comply with applicable Environmental Laws and/or Required Permits (including without limitation, the failure to obtain any Required Permit), or (iii) any failure by Tenant or any of Tenant’s Invitees to comply with the provisions of this Section 5.3, including without limitation any contamination to the Project arising from such failure.

(b)    Attached hereto as Exhibit J is a complete list of all Hazardous Materials and quantities intended by Tenant to be used and stored by Tenant in the Premises as of the Commencement Date. Tenant shall not use or permit to exist in the Premises any Hazardous Materials other than those listed on Exhibit J (the “Permitted Hazardous Materials and Quantities”) and shall provide Landlord with an updated Exhibit J within five (5) days of written request therefor; provided, however, that, subject to the following provisions of this Section 5.3, Tenant may make reasonable adjustments to the types of Hazardous Materials and quantities used or stored in the Premises, as required by Tenant’s business operations, so long as such types and quantities are materially consistent with the types, risk level and quantities of the Permitted Hazardous Materials and Quantities and are not any of the types of Hazardous Materials listed on Exhibit K-1 and if any such Hazardous Materials are of the types listed on Exhibit K-2, Tenant shall provide Landlord with at least ten (10) days’ prior written notice prior to using or storing the same in the Premises and shall permit Landlord to review any application for any Required Permit required for the same at least ten (10) days prior to filing the same and permit Landlord to attend any hearing or meeting with any governmental entity responsible for issuing any Required Permit. In addition, Tenant shall complete a Hazardous Materials audit checklist, in a form reasonably acceptable to Landlord, at least annually or at sooner intervals upon Landlord’s written request if Landlord has reason to believe that Tenant has violated the provisions of this Section 5.3 or other provisions of the Lease governing Hazardous Materials.

The provisions of this Section 5.3 shall survive the expiration or earlier termination of this Lease.

ARTICLE VI

LANDLORD’S SERVICES

Section 6.1 Landlord’s Services. Landlord shall furnish to the Building the services set forth below in this Section 6.1, subject to the conditions stated in this Lease. The cost of these services are to be (I) paid by Tenant, to the extent expressly set forth in this Lease, or (ii) included in Operating Costs, Insurance Costs or Taxes, as applicable.

(a)    Building. Landlord shall maintain and keep in good condition and repair the exterior and structure of the Building and mechanical elements of the Building, including the roof and roof structure, and the utility lines and systems outside the Building (except to the extent those utility lines or systems are the property or responsibility of the applicable utility company).

(b)    Systems. Subject to Tenant’s obligations under Section 7.4, Landlord shall operate, maintain and repair the heating, ventilating and air conditioning system, the plumbing system and the electrical system of the Building, including replacement of light bulbs In the light fixtures existing in the Premises on the date hereof. Landlord shall provide heating and air conditioning services to the Premises to heat and cool the Premises at temperatures in accordance with ASHRAE standards for office use during Business Hours. If Tenant desires heating or air conditioning services at the Premises at any time other than Business Hours, Landlord shall use reasonable efforts to arrange for such “after hours” heating or air conditioning service, and Tenant shall pay for such service as Additional Rent at a flat rate of $50.00 per hour, subject to reasonable adjustment by Landlord from time to time on the basis of changes in Landlord’s costs of providing the service. Notwithstanding the foregoing, except as set forth in Section 3.1, Tenant shall be responsible for operating, maintaining and repairing any laboratory systems serving the Premises.

(c)    Water and Sewer. Cold and hot water at standard Building temperatures will be available for ordinary drinking, cleaning, sanitary and lavatory purposes. If Tenant requires or uses water for any purpose in addition to such ordinary purposes (including without limitation, for Laboratory Purposes), Landlord may install a water meter at Tenant’s expense and thereby measure Tenant’s water consumption for such additional purposes. Tenant shall pay Landlord, as Additional Rent, on demand the cost of all water consumption so metered, including without limitation any and all sewer rents, taxes or levies assessed by any governmental authority or utility in connection with metered consumption. Such meter and installation equipment shall be maintained in good working order and repair at Tenant’s expense. Any water or sewer services charged directly to other tenants of the Building shall not be included in Operating Costs.

(d)    Common Areas. Landlord shall provide heating and air conditioning for the Common Areas inside the Building during Business Hours. Landlord shall clean, provide lighting, repair, maintain and provide janitorial services for the Common Areas including, to the extent reasonable, the Parking Areas, in order to maintain the Common Areas. Notwithstanding the above, any damage to the Common Areas or Common Facilities caused by any of Tenant’s Invitees shall be the sole responsibility of Tenant.

(e)    Waste Removal. Subject to Section 7.3, Landlord shall provide or arrange for ordinary and reasonable waste removal services for the Building. In the event that Landlord determines that Tenant’s quantity of waste is excessive in comparison to other tenants of the Building and tenants in comparable buildings in the market, or, in the event that Landlord determines that Tenant’s waste is other than waste generated by typical office use, Landlord may bill Tenant directly as Additional Rent for any such additional cost therefor or require that Tenant be responsible for disposing of its own waste (thereby excluding waste removal charges of the Building from the calculation of Operating Costs hereunder). Any waste removal services charged directly to other tenants of the Building shall not be included in Operating Costs.

(f)    Janitorial Services. Subject to Section 7.3, Landlord shall supply routine janitorial services for the Premises and Common Areas comparable to the services provided to other tenants of the Building. Such services may be revised from time to time by Landlord in its sole discretion; provided, that such services shall be reasonably consistent with the cleaning specifications attached hereto as Exhibit I.

(g)    Taxes. Landlord shall pay all Taxes levied upon or with respect to the Project.

(h)    Insurance. Landlord shall procure and maintain in full force and effect fire, casualty and extended coverage insurance with respect to the Project, with vandalism and malicious mischief endorsements, liability insurance with respect to the Common Areas, rent loss insurance and such other insurance upon or with respect to the Project as Landlord determines to be reasonably necessary and appropriate or is required by Landlord’s lender, all with such limits of coverage as Landlord or Landlord’s lender may deem reasonably necessary and appropriate.

(i)    Rooftop Equipment. Tenant, at its sole cost and expense, shall have the nonexclusive right (it being understood that Landlord may grant, extend or renew similar rights to others) to install, maintain and, from time to time, replace a reasonable amount of telecommunication equipment, dedicated HVAC and other equipment (including, but not limited to lab equipment) (collectively, the “Rooftop Equipment”) on the roof of the Building; provided, that (A) prior to commencing any installation or maintenance of the Rooftop Equipment, Tenant shall obtain Landlord’s prior written approval (In Landlord’s reasonable discretion) of the proposed size, weight, location and screening of the Rooftop Equipment, the method for fastening the same to the roof, the method and location and size of any cables, conduit, wiring and other equipment necessary for the Rooftop Equipment to serve the Premises, Tenant’s design and specifications of the foregoing and Tenant’s plan to provide power to the Rooftop Equipment, (B) such installation and/or replacement by Tenant shall comply strictly with all Legal Requirements and the conditions of any bond or warranty maintained by Landlord on the roof (the “Roof Warranty”) and the Rules and Regulations, (C) Tenant shall use all the Rooftop Equipment solely for its internal use, (D) Tenant shall not grant any right to use the Rooftop Equipment to any other party other than its Permitted Transferee(s), and (E) Tenant shall obtain, at Tenant’s sole cost and expense, any necessary federal, state and municipal permits, licenses and approvals necessary for the installation and use of the Rooftop Equipment and deliver copies thereof to Landlord. The term “Rooftop Equipment” shall also include all cables, conduit, wiring and other equipment installed by Tenant in connection with any equipment installed on the roof. Tenant shall install the Rooftop Equipment in a manner that does not void or jeopardize the Rooftop Warranty and at Landlord’s request, Tenant shall obtain a written confirmation from the issuer of the Rooftop Warranty that any installation, repair, replacement and removal of the Rooftop Equipment has not voided the Rooftop Warranty. Landlord may supervise or perform any roof penetration related to the installation of any Rooftop Equipment and Landlord may charge the cost thereof to Tenant. Tenant agrees that all installation, construction, maintenance and removal shall be performed in a neat, responsible and workmanlike manner, using generally acceptable construction standards, consistent with such requirements as shall be imposed by Landlord and consistent with the plans and specifications approved by Landlord for the installation of the Rooftop Equipment. Tenant further agrees to label each cable, conduit, wiring and other equipment placed by Tenant in the Building, with identification information as required by Landlord. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Rooftop Equipment.

The Rooftop Equipment shall remain the property of Tenant and Tenant may remove the Rooftop Equipment at its cost at any time during the Term; provided, that Tenant shall remove all of the Rooftop Equipment at Tenant’s cost and expense upon the expiration or termination of this Lease. Tenant shall repair and restore any damage to the Building, Project and any Common Areas caused by Tenant’s removal of the Rooftop Equipment. If Tenant does not so remove the Rooftop Equipment by the expiration or earlier termination of the Term, the same shall be an Event of Default, and at Landlord’s election, the Rooftop Equipment shall be deemed abandoned and at Landlord’s option in its sole and absolute discretion, shall thereupon become the property of Landlord, in which case Landlord may possess, use, dispose of (at

Tenant’s sole cost and expense) and otherwise enjoy the beneficial incidents of the ownership thereof as Landlord deems appropriate. Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use of the Rooftop Equipment, it being assumed that Tenant shall satisfy itself thereof. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, losses, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’ installation, maintenance, repair, replacement, use or removal of the Rooftop Equipment, including without limitation, any voiding of the Rooftop Warranty caused by the installation, maintenance, repair, replacement, use or removal of the Rooftop Equipment, during the Term.

Section 6.2 Extraordinary Use. Tenant acknowledges that the services to be supplied by Landlord will be sufficient only for general office purposes. Any additional equipment (including without limitation, supplemental heating and air conditioning systems), capacity or structural support, as determined by Landlord, needed for computers, laboratory or research and development equipment, data processing or heat-generating machines or other equipment, or uses beyond ordinary office uses, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed, and all such equipment shall be installed and maintained at Tenant’s sole expense.

Section 6.3 Interruption: Delay. Landlord shall have no responsibility or liability for failure or interruption of any such repairs or services referred to in this Article VI, or for any interruption in utility services, caused by breakage, accident, strikes, repairs, inability after exercise of reasonable diligence to obtain supplies or otherwise furnish services, or for any cause or causes beyond the reasonable control of Landlord (but Landlord, in respect of those matters for which Landlord is responsible, will use reasonable efforts to restore such services or make such repairs as soon as possible), nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service or make such repair shall not be construed as an eviction of Tenant, nor render Landlord liable in damages, nor entitle Tenant to an abatement of Base Rent or Additional Rent, nor release Tenant from the obligation to fulfill any of its covenants under this Lease, except as provided in Articles X and XI with respect to eminent domain and damage by fire or other casualty. If any of such services are interrupted by a cause or causes within the reasonable control of Landlord so as to render the Premises, or a significant portion thereof, untenantable and such interruption of services continues for ten consecutive Business Days after Tenant gives Landlord written notice thereof, Tenant shall be entitled to an abatement of Base Rent in proportion to the portion of the Premises rendered untenantable for each day after such tenth Business Day that such untenantable condition continues by reason of such interruption in services and such interruption, without regard to whether it was within the reasonable control of the Landlord, shall be considered a casualty under Section 10.1.

Section 6.4 Additional Services. Should Tenant request any additional services, or services beyond the noted hours for such services (excluding any after-hours heating or air conditioning service pursuant to Section 6.1(b)), Tenant shall pay to Landlord as Additional Rent therefor Landlord’s actual costs for providing such service, plus an additional 15% of such costs as an administrative fee, within 30 days of Landlord’s billing Tenant therefor.

Section 6.5 Landlord Representations and Warranties.

(a)    Landlord represents and warrants that it has lawful title and/or underlying ground lease rights to execute this Lease and has provided the Tenant with its most recent copy of its title insurance policy.

(b)    Landlord represents and warrants to Tenant that, except as disclosed in that certain “Phase 1 Environmental Site Assessment and Limited Subsurface Assessment, 117 Kendrick Street, Needham, Massachusetts,” prepared by GZA GeoEnvironmental, Inc., dated October, 2014, bearing File No. 01.0172107.00, to the best of Landlord’s knowledge, without any duty of investigation, as of the date of this Lease (i) there is no urea formaldehyde foam insulation, asbestos or asbestos-containing materials or hazardous mold in the Premises or the Building in violation of applicable Environmental Laws, (ii) Landlord has not received any written notice of any actual, pending, proposed or threatened investigative order, settlement agreement, enforcement order or litigation with respect to Hazardous Materials in violation of applicable Environmental Laws from any governmental authorities with respect to the Premises, the Building or the Project which has not been fully cured or addressed pursuant to the requirements of any such investigative order, settlement agreement, enforcement order or litigation, (iii) Landlord has not received any written notice, demand, claim, citation, complaint, request for information or similar communication with respect to Hazardous Materials currently in, on, under or at the Premises or the Building in violation of applicable Environmental Laws which has not been fully cured or addressed pursuant to the requirements of any such notice, demand, claim, citation, complaint, request for information or similar communication, (iv) there is no Activities and Use Limitation (“AUL”) affecting the Project, and (v) Landlord has not treated, stored or disposed of Hazardous Substances upon or within the Premises in violation of applicable Environmental Laws.

ARTICLE VII

CERTAIN OBLIGATIONS OF TENANT

Section 7.1 Rent. Tenant will promptly pay the Base Rent and Additional Rent, including without limitation any and all fees, charges, expenses, fines, assessments or other sums payable by Tenant to Landlord (or to the applicable provider of utilities) pursuant to the express terms of this Lease at the time and in the manner provided for in this Lease, all of which shall be deemed to be obligations to pay Base Rent or Additional Rent.

Section 7.2 Utilities; Generator. In addition to electricity which is the subject of Section 4.6 and water and sewer which is the subject of Section 6.1(c), Landlord reserves the right to cause any or all of Tenant’s other utilities to be separately metered or sub-metered, which shall be at Tenant’s expense if Tenant is consuming utilities in excess of the standard consumption of utilities for ordinary office use, as determined by Landlord, provided, however, that any utilities that are separately metered shall for Tenant shall no longer be included in the calculation of Operating Costs. In the event that Tenant is billed directly by a utility provider, then Tenant shall pay such bills directly to such utility provider prior to their due dates. In the event Tenant’s utility usage is separately metered or sub-metered by Landlord, Tenant shall pay the billed charges therefor to Landlord as Additional Rent within 15 days of Landlord’s billing therefor, and such corresponding utility charges for the Building shall be excluded from the calculation of Operating Costs. In the event Tenant’s utility usage is not separately metered, then, except for Tenant’s Electricity Costs, Tenant shall pay for such usage as a part of the Operating Costs. Tenant’s use of electric current shall never exceed the capacity of existing feeders, risers and wiring installations in the Building. Without limiting the foregoing, Tenant shall not connect to the electrical distribution system anything other than normal office and laboratory equipment. Tenant shall not make or perform any alterations to wiring, installations, lighting fixtures or other electrical facilities in any manner without the prior written consent of Landlord, which consent shall be in Landlord’s sole discretion. Any risers or wiring to meet Tenant’s excess electrical requirements, if requested by Tenant and approved by Landlord, will be installed by Landlord at Tenant’s expense.

Tenant shall be provided with the exclusive right to use the emergency generator that is currently dedicated exclusively to the Premises; provided, that Landlord makes no representation or warranty with respect to its present condition. Throughout its useful life, Tenant shall maintain the generator in good working order and condition and shall enter into a maintenance agreement with a vendor approved by Landlord to provide periodic maintenance of the generator. At the expiration of the Lease Term, to the extent that the generator remains in its useful life, Tenant shall yield up the generator in good working order and condition; provided, that so long as Tenant has complied with its maintenance obligations with respect thereto, Tenant may yield up the generator in its then-”as is” condition.

Section 7.3 No Waste; Waste Removal and Janitorial Services Relating to Lab Areas. Tenant shall not overload, damage or deface the Premises nor shall it suffer or permit the same to be done, nor shall it commit any waste. Notwithstanding the foregoing, with respect to any portion of the Premises used for Laboratory Purposes (the “Lab Areas”), Tenant shall be responsible, at its sole cost and expense, for providing cleaning and janitorial services thereto in a neat and first-class manner consistent with the cleaning standards generally prevailing in comparable buildings in and around the Greater Boston area for laboratory space and/or research and development using an insured contractor or contractors selected by Tenant and approved in writing by Landlord and such provider shall not interfere with the use and operation of the Building or Project by Landlord or any other tenant or occupant thereof. Tenant shall also be responsible to arrange for, at Tenant’s sole cost and expense, any waste (including laboratory waste) and refuse removal services for Tenant’s Laboratory Purposes operations at the Premises. All such waste (including laboratory waste) and refuse removal shall be performed in compliance with applicable Environmental Laws and Legal Requirements using licensed laboratory waste disposal companies. All waste (including laboratory waste) and refuse that Tenant is responsible to remove per the provisions above in this paragraph shall be stored in the Premises and shall be removed on a reasonably regular basis, unless otherwise required by Landlord to occur more frequently.

Section 7.4 Maintenance; Repairs; and Yield-Up; Decommissioning. During the Lease Term and any holdover, Tenant will keep the Premises neat and clean and maintain the same and all improvements thereon in good repair, condition and appearance. Tenant’s obligation to so maintain and repair the Premises shall apply to all of the Premises, including, without limitation, all doors, glass (excluding Building exterior glass), fixtures, interior walls, floors, ceilings, and any other systems exclusively serving the Premises (including, without limitation, all laboratory, utility systems and the HVAC systems and units exclusively serving the Premises) (collectively, the “Tenant’s Exclusive Systems”). There is excepted from Tenant’s obligations under this Section only (a) damage to such portions of the Premises not the responsibility of Tenant under this Lease and originally constructed by Landlord, (b) repairs and work which are otherwise the specific responsibility of Landlord hereunder and (c) reasonable wear and tear. Without limiting the foregoing, Tenant and not Landlord shall be solely responsible for the maintenance and repair of the Premises, the Tenant’s Exclusive Systems and all the pipes, wires, conduits, utilities and other installations that serve only the Premises (including without limitation, any of the same that connect to base building systems to the extent the same serve only the Premises and are located within the Premises). Tenant agrees to make all repairs and replacements and to do all work necessary to satisfy its obligations under this Section 7.4, whether the work be ordinary or extraordinary, foreseen or unforeseen including, without limitation, all interior repainting, replacement of glass injured or broken and of floor, ceiling and wall coverings and surfaces worn or damaged. Tenant shall have the benefit of, and may enforce, all warranties which Landlord may have received with respect to any of the systems or components of the Premises. At the end of the Lease Term or sooner termination of this Lease, Tenant shall peaceably surrender and deliver up the Premises to Landlord, broom clean, with all utilities serving the Premises safely capped, and In good repair and condition, wear and tear excepted, and removing all electronic, fiber, phone and data cabling and related equipment that is installed by and for the exclusive benefit of Tenant or any party acting under or through Tenant, all signs and lettering and all personal property, goods and effects belonging to Tenant or anyone claiming through or under Tenant. Tenant shall cause all maintenance and repair work to conform to applicable governmental laws, rules, regulations, orders and requirements of public authorities. Tenant shall keep the Premises clear of all filth, trash and refuse, except that which is stored in temporary trash receptacles pending removal thereof as required herein. If Tenant fails to perform Tenant’s obligations under the above provisions of this Section, then Landlord will have the right (but not the obligation), without waiving any default by Tenant, to cause such obligations to be performed upon not less than three days prior written notice to Tenant (or a shorter period of prior written notice, or a contemporaneous written notice, if appropriate in Landlord’s reasonable judgment in light of the nature of Tenant’s obligations to be performed), and if Landlord causes any of such obligations to be performed, the costs and expenses reasonably incurred by Landlord in connection therewith shall be due and payable by Tenant to Landlord as Additional Rent upon demand.

On or before the date that Tenant, and anyone claiming by, through or under Tenant, vacates the Premises, and immediately prior to the time that Tenant delivers the Premises to Landlord, Tenant shall, to the reasonable satisfaction of Landlord: (i) if applicable, cause the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation, cause the Premises to be released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation, and deliver to Landlord the report of a certified industrial hygienist stating that he or she has examined the Premises (including visual inspection, Geiger counter evaluation and airborne and surface monitoring) and found no evidence that the Premises contains any Hazardous Materials, or is otherwise in violation of any Environmental Law; (ii) decommission all of the Lab Areas in and about the Premises to the satisfaction of Landlord’s environmental, health and safety consultant and otherwise in accordance with applicable laws and best practices for similarly used laboratory space, and to the reasonable satisfaction of Landlord and any governmental authority involved in the closure; (iii) terminate all licenses, permits, registrations and consents obtained by Tenant for the use or storage of Hazardous Materials at the Premises; (iv) remove from the Premises and dispose of all Hazardous Materials stored in the Premises in compliance with applicable laws (including, without limitation, all Environmental Laws); (v) decontaminate all surfaces and fixed equipment in the Lab Areas; (vi) review and remediate and properly dispose of any specific Hazardous Materials that may be associated with any laboratory and/or research and development fixtures used by Tenant in the Premises; and (vii) provide to Landlord a copy of its most current chemical waste removal manifest and a certification from Tenant executed by an officer of Tenant that no Hazardous Materials or other potentially dangerous or harmful chemicals brought onto the Premises from and after the date that Tenant first took occupancy of the Premises remain in the Premises.

Section 7.5 Alterations by Tenant. Tenant will not make any change in, or addition to, the Premises without first obtaining, on each occasion, Landlord’s consent in writing as provided below (which consent shall not be unreasonably withheld, delayed or conditioned), and then only at Tenant’s expense, and in a lawful manner and upon such terms and conditions as Landlord, by such writing, shall reasonably approve, which shall include, without limitation, (a) maintenance of insurance in form and substance reasonably satisfactory to Landlord, and (b) compliance with Sections 7.9 and 7.11. Any alteration or addition (other than the Lab Areas) shall be consistent in appearance with the rest of the Building and the Project and shall be made only after duly obtaining (and providing to Landlord copies of) all required permits and licenses from all governmental authorities. Tenant will deliver to Landlord in writing a schedule setting forth the details and location of all such proposed alterations or additions and detailed plans and specifications. The contractor(s) performing the work shall be subject to Landlord’s approval, which will not be unreasonably withheld, conditioned or delayed. If required by Landlord’s lender, Tenant shall provide a statutory lien bond with respect to such work. All approved repairs, installations, alterations, additions or other improvements made by Tenant shall be made in a good and workmanlike manner, between such commercially reasonable hours as may be approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), and in such a way that utilities will not be interrupted and other tenants and occupants of the Building will not suffer unreasonable inconvenience or interference as determined by Landlord. Tenant’s Invitees shall be given such reasonable access to other portions of the Building and the mechanical systems as may be necessary or appropriate to perform such work. Both during and after the performance of any such work, subject to Section 7.10, Landlord shall have free access to any and all mechanical installations in the Premises, including, but not limited to, air conditioning, fans, ventilating systems, machine rooms and electrical closets; and, subject to Section 7.10, Tenant shall not construct or permit the installation of partitions and/or other obstructions in the Premises, which might interfere with Landlord’s free access to the Premises or Building, or impede the free flow of air to and from air vents and other portions of the heating, ventilating and air conditioning systems in the Building. Unless Landlord elects otherwise or has agreed otherwise in writing prior to installation, all installations, alterations, additions or improvements in or to the Premises (excluding any laboratory and/or research and development equipment installed by Tenant in or to the Premises) shall be the property of Landlord and shall remain upon, and be surrendered with, the Premises at the end of the Lease Term or sooner termination of this Lease (i.e. equipment and structures that are permanently affixed (i.e., secured, bolted or piped into the walls, floor or ceiling, such as fume hoods, ice machines and non-modular lab benches with built-in sinks) and any generator or other equipment secured to the roof) provided, however, Tenant may remove its purchased manufacturing and laboratory equipment, including but not limited to its autoclave, bioreactors, centrifuges, HPLC equipment, incubators, shakers, refrigerators, freezers, ultra-low temperature freezers, liquid nitrogen freezers, ovens, stability cabinets, chromatography equipment, pumps, balances, mixers, biosafety cabinets, laminar flow benches, biochemical analyzers, luminometers, plate readers, nephalometers, microscopes, tangential flow filtration equipment, filtration equipment, measuring equipment and metrology equipment.

Section 7.6 Trade Fixtures and Equipment. Any trade fixtures installed in, or attached to, the Premises as of the date of this Lease or installed after the date of this Lease shall remain the property of Tenant. Tenant shall have the right, at any time and from time to time during the Lease Term, to remove any and all of its trade fixtures, which it may have installed in, or attached to, the Premises, during the Lease Term. In addition, at the end of the Lease Term or sooner termination of this Lease, Tenant shall remove all of Tenant’s trade fixtures unless Landlord gives Tenant a written waiver for same. At any time that Tenant removes any of its trade fixtures, Tenant shall promptly repair any damage to the Project caused by such removal.

Section 7.7 Compliance with Laws. Tenant, in its use of the Premises and at its sole expense, shall comply with all Legal Requirements, including, without limitation, ail Legal Requirements related to the use, storage, discharge, release, removal or existence of Hazardous Materials. Tenant shall keep the Premises in a sanitary and safe condition in accordance with all applicable Legal Requirements.

Section 7.8 Contents at Tenants Risk. All inventory, equipment, goods, merchandise, furniture, fixtures and property of every kind which may be on or about the Premises shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the use or abuse of water or by the leaking or bursting of water pipes, or by rising water, or by roof or other structural leak, or by loss of electrical service, or in any other way or manner, no part of such loss or damage shall be charged to or borne by Landlord in any case whatsoever, except that to the extent required by applicable Massachusetts law, the foregoing shall not exculpate Landlord from its own negligent acts or omissions. Tenant shall maintain full and adequate insurance coverage on all of its property at the Premises and in the remainder of the Building, including physical damage, theft and business interruption insurance, or Tenant shall be a self-insurer thereof, in which case Tenant shall so advise Landlord in writing and shall be fully responsible for all such damage, and shall indemnify and save harmless the Landlord Parties from any loss, cost, expense, damage or liability resulting from Tenant’s failure to have such insurance as required in this Lease. Such insurance on Tenant’s property shall contain a waiver of subrogation clause in favor of Landlord, or shall name Landlord as an additional insured for the sole purpose of preventing a subrogation claim against Landlord. If Tenant is a self-insurer, in whole or in part, Landlord shall be entitled to the same benefits it would have enjoyed had insurance covering the loss in full with a waiver of subrogation clause been in effect, or as if Landlord has been named on insurance covering the loss in full as an additional insured for the purpose of preventing a subrogation claim.

Section 7.9 Exoneration; Indemnification and Insurance. Tenant will exonerate, indemnify, defend, save and hold harmless the Landlord Parties from and against all claims, proceedings, defenses thereof, liabilities, costs, and expenses of any kind and nature, including legal fees, arising from: (i) any breach of this Lease by Tenant or any of Tenant’s Invitees or other Person claiming by, through or under Tenant; and/or (ii) any act, omission or negligence of any of Tenant’s Invitees, or arising from any accident, injury or damage occurring in, on or about the Project, which such accident, damage or injury results or is claimed to have resulted from the negligence or misconduct on the part of any of Tenant’s Invitees. This exoneration, indemnification and hold harmless agreement shall survive the termination of this Lease.

From and after any pre-term occupancy by Tenant, if any allowed by Landlord, and thereafter during the Lease Term and any period of holding over, Tenant shall maintain in full force and effect a policy of commercial general liability insurance under which Landlord (and its designees) and Landlord’s mortgagee(s), loss payee(s), lenders loss payee(s) are named as additional insureds. This policy to be written on ISO Commercial General Liability Coverage Form CG 00 01 (12 07) edition date or equivalent. Any endorsement to the policy should not in any way restrict the premises/operations, personal injury/advertising injury, product liability/completed operations, and contractual liability coverage that is provided in the above form. Each such policy shall be non-cancelable with respect to Landlord without 30 days prior written notice to Landlord, and Tenant shall deliver to Landlord prior to any pre-term occupancy and thereafter at least 30 days prior to the expiration of any then effective coverage a satisfactory written certificate of insurance coverages in the exact form attached hereto as Exhibit G or the renewal or replacement of such coverages. The minimum limits of liability of such insurance shall be $1,000,000 combined single limit for bodily injury and property damage, each occurrence, and $2,000,000 general aggregate limit, together with an overall umbrella liability limit of $2,000,000. Tenant shall not permit any contractor to do any work at or furnish any materials to be incorporated into the Premises without first delivering to Landlord satisfactory evidence of the Contractor’s commercial general liability insurance, worker’s compensation insurance, automobile insurance and, if required by Landlord’s lender, statutory lien bonds, each reasonably acceptable to Landlord and complying with any insurance specifications provided by Landlord. Ail insurance requirements imposed upon Tenant or its contractors under this Lease shall be subject to the further requirement that the forms of coverage and all companies providing insurance coverage should be licensed in the Commonwealth of Massachusetts, be in sound financial condition, maintain an A.M. Best rating of A- or better, and be reasonably acceptable to Landlord.

Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those Persons claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of Persons occupying or using adjoining premises or any part of the Project, or otherwise, or for any loss or damage resulting to Tenant or those Persons claiming by, through or under Tenant, or its or their property, except that the foregoing shall not exculpate Landlord from acts of its own negligence.

Section 7.10 Landlord’s Access. Landlord and its representatives shall have the right without charge to it and without reduction in Base Rent or Additional Rent, at reasonable times and in such manner as shall not unreasonably interfere with Tenant’s business, to enter the Premises for any reasonable purpose (including, without limitation, showing the Premises to prospective purchasers, tenants (during the last twelve months of the lease) and lenders) and to make entry for the purpose of investigating repair or maintenance problems and to make such repairs or changes as Landlord deems advisable, and to maintain, use, repair, replace, relocate or introduce pipes, ducts, wires, meters and any other Landlord’s fixtures serving or to serve the Premises or other parts of the Project (which shall be installed above ceilings, behind walls, along existing columns, or in other areas which do not interfere with Tenant’s business), or to maintain or repair any portion of the Project, and, in case of an emergency, whether resulting from circumstances in the Premises or elsewhere on the Project, Landlord or its representatives may enter the Premises (forcibly, if necessary) at any time to take such measures as may be needed to cope with such emergency. Such access shall include, but not be limited to, the right to open floors, walls, ceilings, and building systems for the foregoing purposes. During the last 12 months of the Lease Term, and at any other time during the Lease Term that an Event of Default exists, Landlord shall have the right to place signs outside the Premises advertising the Premises as being available for lease. Notwithstanding anything herein to the contrary, except during emergency conditions or for the making of emergency maintenance or repairs, Landlord and its representatives, including prospective purchasers, tenants and lenders, shall not have the right to enter any portion of the Lab Areas without at least two (2) Business Days’ advanced notice to Tenant, which may be by telephone or e-mail and unless and until those persons that require such access shall have completed training at the Premises reasonably required by Tenant and follow all of Tenant’s rules, regulations and protocols regarding environmental, health and safety and the non-contamination of, and maintenance of the integrity of, the biologic materials and work in process within the Lab Areas, as directed by Tenant. In addition, except where Landlord’s entry occurs in the event of an emergency or in connection with the making of making repairs or maintenance to the Building, Tenant may restrict Landlord’s access to the Lab Areas and may condition any third-party’s access to the Lab Areas on such third-party entering into a commercially reasonable non-disclosure agreement and until ongoing experiments and/or manufacturing steps are complete, but in no event longer than five (5) Business Days.

Section 7.11 No Liens. Tenant shall not permit any mechanics’, laborers’ or materialmen’s liens to stand against the Project or Tenant’s interests in the Premises, this Lease, or the estate created hereby for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed in or on the Premises by or at the direction or sufferance of Tenant. Landlord may condition the right of Tenant to do Tenant’s work or to do any other work which could result in a lien upon the Project or Tenant’s interests in the Premises, this Lease, or the estate created hereby on the delivery and recording of statutory lien bonds (if required by Landlord’s lender) or indemnities satisfactory to Landlord.

Section 7.12 Rules and Regulations. Landlord may from time to time promulgate and revise commercially reasonable rules and regulations to regulate the conduct generally of all tenants of the Building. Tenant covenants that all of Tenant’s invitees will comply with all such rules and regulations in effect from time to time. Landlord shall enforce such rules and regulations, if at all, in a non-discriminatory manner.

ARTICLE VIII

SUBLETTING AND ASSIGNMENT

Section 8.1 Subletting and Assignment.

(a)    Except as hereinafter set forth, Tenant shall not assign, mortgage, pledge or encumber this Lease nor sublet all or any part of the Premises, nor permit or allow the use of all or any part of the Premises by third party users, such as concessionaires, without, on each occasion, obtaining Landlord’s written consent thereto, which consent may be granted, conditionally granted or withheld in Landlord’s reasonable discretion, provided, however, that, subject to Section 8.1(b)(ii), this Lease may be assigned by Tenant to a Permitted Transferee. As used herein, the term “assign” or “assignment” shall be deemed to include, without limitation: (i) any transfer of Tenant’s interest in this Lease by operation of law or the merger or consolidation of Tenant with or into any other firm or corporation; or (ii) the transfer or sale of a controlling interest in Tenant (whether in a single transaction or a series of transactions) and whether by sale of its capital stock or otherwise.

(b)    (i) Notwithstanding anything to the contrary in Section 8.1(a), Landlord will not unreasonably withhold, condition or delay its consent to any sublease of all or any part of the Premises, and Landlord will consent to any sublease of all of the Premises to a Permitted Transferee, so long as, in either event, (A) the sublease will not violate the terms of any agreement, instrument, law, rule, regulation or requirement which is binding upon Landlord and/or the Project; (B) the subtenant’s proposed use is permitted under the terms of this Lease; (C) the subtenant is qualified to do business in the Commonwealth of Massachusetts and has all applicable permits and licenses to do business from the Premises; (D) Tenant pays to Landlord all of Landlord’s reasonable expenses arising out of such sublease, including, without limitation, reasonable attorneys’ fees; (E) there does not then exist an Event of Default and no Event of Default will be created as a result of the proposed sublease or the proposed use by the subtenant; (F) there are not more than a total of two (2) subtenant(s), including the proposed subtenant under the proposed sublease, in occupancy of the Premises or portions thereof; and (G) the proposed sublease prohibits any assignment of the sublease or any sub-sublease of any portion of the Premises, except in a manner consistent with this Article VIII as if the Permitted Transferee was the Tenant hereunder.

(ii)    Notwithstanding anything to the contrary in Section 8.1(a), Landlord must consent to an assignment of this Lease to a Permitted Transferee, so long as: (1) the Permitted Transferee assumes this Lease pursuant to a document satisfactory to Landlord; (2) the assignee is qualified to do business in the Commonwealth of Massachusetts and has all applicable permits and licenses to do business from the Premises; (3) Tenant pays to Landlord all of Landlord’s reasonable expenses arising out of such assignment, including, without limitation, reasonable attorneys’ fees; (4) there does not then exist an Event of Default and no Event of Default will be created as a result of the proposed assignment or the proposed use by the assignee; and (5) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the tangible net worth of Tenant herein named on the date of this Lease.

(c)    In the event of any permitted assignment of this Lease or sublease of all or any part of the Premises by Tenant, Tenant shall be jointly and severally liable with the new tenant for the payment of any and all Base Rent and Additional Rent which may become due by the terms of this Lease and for the performance of all covenants, agreements and conditions on the part of Tenant to be performed hereunder. Tenant shall also pay to Landlord 50% of any rent received as a result of the assignment or sublease which exceeds the Base Rent and Additional Rent payable hereunder on a per square foot basis, after taking into account the costs of the assignment or sublease amortized on a straight-line basis over the remaining Lease Term. No such assignment or sublease shall be valid or effective unless and until (i) the new tenant and Tenant execute and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which inter alia, such new tenant (A) assumes all of the obligations of Tenant under this Lease, (B) if a sublease, agrees to execute and deliver such estoppel certificates and subordination agreements in the same forms as Landlord may require of Tenant under this Lease, (C) if a sublease, acknowledges that Landlord has no obligations to new tenant under this Lease, the sublease or otherwise and (D) agrees to maintain the same insurance coverages as the insurance coverages which

Tenant is required to maintain under this Lease and to provide evidence thereof to Landlord in accordance with the terms of this Lease; and (ii) the new tenant delivers to Landlord evidence of the insurance coverages required to be maintained by such new tenant under the agreement referenced in clause (I) above. No modification of the terms of this Lease or any course of dealing between Landlord and any assignee or sublessee of Tenant’s interest herein shall operate to release or impair Tenant’s obligations hereunder.

(d)    Notwithstanding anything to the contrary contained in this Article VIII or other provisions of this Lease, in the event that Tenant seeks Landlord’s consent to an assignment of this Lease, other than to a Permitted Transferee, or a sublease or to market the space for sublease or assignment of 50% or more of the Premises, other than to a Permitted Transferee, Landlord, at its option, may terminate this Lease (or if the request is fora sublease of less than all of the Premises, at Landlord’s option, Landlord may terminate this Lease (90 days from date of notice of Tenant) as to the portion requested to be sublet and Landlord and Tenant shall execute an amendment to this Lease to release Tenant from obligations relating to such portion (except for such obligations that would survive the expiration of this Lease if the Lease expired as of the date of such release), modify the Premises accordingly and to adjust Base Rent and Tenant’s Share based upon the approximate remaining leasable square footage to the Leasable Square Footage of the Building). In such an event, Landlord may enter into a new lease with the proposed assignee or sublessee or any other party on any terms and provisions acceptable to Landlord in Landlord’s sole discretion for the Premises or the portion of the Premises released from this Lease. Notwithstanding the above provisions of this Section 8.1(d) to the contrary, if Landlord exercises its option to terminate this Lease in whole or in part under this Section 8.1(d), Tenant may, by written notice given to Landlord within three Business Days after Landlord exercises such option, withdraw Tenant’s request for Landlord’s consent to the subject assignment or sublease, in which event this Lease shall not terminate.

(e)    During the eighteen (18) months prior to the expiration of the Lease Term, any sublease of all of the Premises shall be made, if at all, only through a co-broker arrangement between (i) Landlord or another broker designated by Landlord (including The Bulfinch Companies, Inc.), as a co-broker (the “Landlord’s Co-Broker”). and (ii) a commercial real estate broker reasonably acceptable to Landlord (the “Tenant’s Co-Broker”). as the other co-broker (the “Co-Broker Arrangement”). During the eighteen (18) months prior to the expiration of the Lease Term, Tenant shall not offer or solicit offers for all of the Premises for sublease other than through the Co-Broker Arrangement. Notwithstanding the foregoing, the Landlord’s Co-Broker and the Tenant’s Co-Broker shall share the commission received in connection with any sublease on an equal basis; provided, that any such commission shall be no greater in the aggregate than fair market commissions paid to commercial real estate brokers in the Greater Boston Area at the time.

ARTICLE IX

RIGHTS OF MORTGAGEES AND GROUND LESSORS; ESTOPPEL CERTIFICATES

Section 9.1 Subordination to Mortgages and Ground Leases. This Lease is and shall be and remain subordinate to the lien of any present or future mortgage or mortgages, or ground lease, upon the Project, irrespective of the time of execution or time of recording of any such mortgage or mortgages, or ground lease, and to all renewals, extensions, and modifications therefor or amendments thereto; provided that as a condition to such subordination to any present or future mortgage or ground lease, the mortgagee or ground lessor must agree not to disturb Tenant’s possession of the Premises pursuant to the terms of this Lease so long as no Event of Default exists. Tenant will, upon five Business Days’ advance written request from Landlord or any holder of a mortgage on all or a portion of the Project or the ground lessor thereof, execute, acknowledge, and deliver any and all instruments reasonably deemed necessary or desirable by Landlord, or such holder to give effect to, or notice of, such subordination , provided that such subordination includes a non-disturbance agreement for the benefit of Tenant on commercially reasonable terms and conditions specified by the mortgagee or ground lessor. Upon five Business Days’ written request from Landlord, any holder of a mortgage or ground lease on the Project or any successor in interest to Landlord, whether by purchase, foreclosure, deed in lieu of foreclosure or otherwise, Tenant shall enter into an attornment agreement, in the form reasonably requested by such party, with such party.

Section 9.2 Lease Superior at Mortgagee’s or Ground Lessor’s Election. At the request in writing of any mortgagee, or ground lessor, of the Project, this Lease shall be deemed superior to such mortgage, or ground lease, whether this Lease was executed before or after such mortgage, or ground lease, and Tenant shall execute such documents to effect the foregoing In recordable form as such mortgagee, or ground lessor, shall request.

Section 9.3 Notice to Mortgagee and Ground Lessor. Upon receipt of a written request from Landlord or any holder of a mortgage, on all or any part of the Project, or the ground lessor thereof, Tenant will thereafter send any such holder copies of all notices (including, but not limited to, notices of default or termination) given by Tenant to Landlord in accordance with any provision of this Lease. In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein or any breach by Landlord of any representation or warranty of Landlord herein, any such holder may at its election cure such failure or breach for and on behalf of Landlord within 15 Business Days after the time provided herein for Landlord to cure the same or such longer period as may be reasonably necessary to cure the default. In the event of any inconsistency between this Section and any similar provision in a Subordination, Non-Disturbance and Attornment Agreement entered into by Tenant and any mortgagee or ground lessor, the provisions of the Subordination, Non-Disturbance and Attornment Agreement shall be controlling.

Section 9.4 Limitations on Obligations of Mortgagees, Ground Lessors and Successors. The holder of a mortgage or ground lease or any successor-in-interest to any of them or to Landlord shall not be: (a) bound by any payment of an installment of Base Rent or Additional Rent which may have been made more than 30 days before the due date of such installment; (b) bound by any amendment or modification to this Lease made without the consent of the holder of a mortgage or ground lease or such successor in interest; (c) liable for any previous act or omission of Landlord (or its predecessors in interest); (d) responsible for any monies owing by Landlord to the credit of Tenant or subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or any of its predecessors in interest); (e) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (f) obligated to make any payment to Tenant other than any security deposit actually delivered to holder of a mortgage or ground lease or such successor in interest. Further, Tenant will not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the holder of such mortgage or ground lease (at such holder’s last address furnished to Tenant) and following the giving of such notice such holder shall have the right, but shall not be obligated, to remedy such act or omission within 20 Business Days after the time period provided for in this Lease for Landlord to cure the same or such longer period as may be reasonably necessary to cure the same. In the event of any inconsistency between this Section and any similar provision in a Subordination, Non-Disturbance and Attornment Agreement entered into by Tenant and any mortgagee or ground lessor, the provisions of the Subordination, Non-Disturbance and Attornment Agreement shall be controlling.

Section 9.5 Estoppel Certificate By Tenant and Information Concerning Tenant. Tenantshall.at any time and from time to time, within ten days after written request by Landlord or any holder of a mortgage on all or a portion of the Project or the ground lessor thereof, (a) execute, acknowledge and deliver to Landlord and any mortgagee or ground lessor a statement in writing certifying that (except as may be otherwise specified by Tenant): (i) this Lease is presently in full force and effect and unmodified; (ii) Tenant has accepted possession of the Premises; (iii) any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; (iv) no rent under this Lease has been paid more than 30 days in advance of its due date; (v) the addresses for notices to be sent to Tenant is as set forth in this Lease or as specified in such certificate; (vi) Tenant as of the date of executing the certificate has no charge, lien or claim of offset under this Lease, or otherwise, against rents or other charges due or to become due hereunder; (vii) Tenant is not in default under this Lease; (viii) to the best of Tenant’s knowledge, Landlord is not in default of this Lease; and (ix) such other information as Landlord may reasonably request about this Lease or Tenant’s occupancy; and (b) subject to Section 13.13, deliver copies of Tenant’s most recent annual financial statements (audited if available) to Landlord and such holder or ground lessor.

ARTICLE X

CASUALTY

Section 10.1 Damage From Casualty.

(a)    If any portion of the Premises or the Building affecting Tenant’s use of the Premises is damaged by fire or other casualty, Tenant shall give Landlord written notice of such casualty promptly after Tenant becomes aware of such casualty. Within 60 days after Tenant gives Landlord written notice of such casualty, Landlord shall reasonably estimate, and give Tenant written notice of, the period commencing with the date of such notice (the “Restoration Period”) that Landlord anticipates will be reasonably required to perform the restoration work which is the responsibility of Landlord as provided below. If Landlord reasonably estimates that the Restoration Period will be longer than 270 days, then either Landlord or Tenant may terminate this Lease by giving to the other written notice of termination within ten days after Landlord gives Tenant written notice of such estimate. Such notice of termination shall be effective on the date thereof, and if Tenant is then occupying the Premises, Tenant shall thereafter have a reasonable period of time in which to vacate the Premises. If (i) Landlord reasonably estimates that the Restoration Period will be 270 days or shorter, or (ii) Landlord reasonably estimates that the Restoration Period will be longer than 270 days but neither Landlord nor Tenant exercises its right to terminate this Lease as set forth above, then this Lease shall not terminate; and in such event, Landlord shall, unless Landlord exercises its termination right pursuant to Section 10.3, with reasonable dispatch, repair or rebuild so much of the Premises as were originally constructed by Landlord to substantially their condition immediately prior to the casualty (subject, however, to Legal Requirements then in existence), and Tenant shall concurrently (to the extent practical and consistent with good construction practices) (i) repair and restore so much of the Premises as were constructed by Tenant or are the responsibility of Tenant under this Lease and (ii) repair and restore its fixtures and personal property.

(b)    If, pursuant to Section 10.1(a), Landlord is required to restore the Premises and Landlord fails to substantially complete such restoration within 30 days after the end of the Restoration Period (subject to extension for delays described in Section 10.1(c)), then Tenant shall have the right to terminate this Lease upon 30 days prior written notice to Landlord. If Landlord fails to substantially complete such restoration work within such 30 day period, then this Lease shall terminate as of such 30th day.

(c)    Landlord shall not be responsible for any delay in commencement of restoration which may result from delays in adjustment or collection of insurance proceeds beyond the commencement of the Restoration Period; provided, that on account of any such delay, the Restoration Period shall be tolled only up to 60 days and thereafter any such delay shall not extend the Restoration Period. Notwithstanding any other provisions of this Section 10.1 to the contrary, Landlord shall not be obligated to commence repair or restoration work prior to receipt of sufficient insurance proceeds, nor shall Landlord be required to expend sums in excess of “net recovered insurance proceeds”. The term “net recovered insurance proceeds” shall mean the amount of any insurance proceeds actually recovered by Landlord, less the cost of obtaining the same (including attorneys’ fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor.

Section 10.2 Abatement of Rent. In the event that the provisions of Section 10.1 shall become applicable, the Base Rent and Additional Rent shall be abated or reduced proportionately during any period in which, by reason of any such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue (but may be adjusted from time to time based on the extent of the interference with Tenant’s operations) for the period commencing with such destruction or damage and ending with the substantial completion by Landlord of such work, repair and/or reconstruction as Landlord may do.

Section 10.3 Landlord’s Right to Terminate. Notwithstanding the foregoing, Landlord may terminate this Lease following: (a) damage or destruction to the Premises to the extent of 30% or more of the cost of replacement thereof; or (b) the refusal of the applicable insurance carrier to pay funds sufficient for the cost to repair or replace or the refusal of any applicable mortgagee or ground lessor to release the insurance proceeds for such purposes. Landlord may exercise the right to so terminate this Lease by written notice to Tenant given within 60 days after the date of the damage or 60 days after the date Landlord receives written notice of such damage, whichever is later. Such notice of termination shall be effective on the date thereof.

ARTICLE XI

EMINENT DOMAIN

Section 11.1 Eminent Domain; Right to Terminate and Abatement in Rent. If the Premises or any part thereof, or the whole or any substantial part of the Project, shall be taken, or if a conveyance shall be made in anticipation thereof, for any street or other public use, by action of the municipal, state, federal or other authorities, or shall receive any substantial direct or consequential damage for which Landlord or Tenant shall be entitled to compensation by reason of anything lawfully done in pursuance of any public authority, after the execution hereof and before the expiration of the Lease Term, then this Lease and the Lease Term shall terminate at the election of Landlord (given by written notice to Tenant within 30 days of the taking or within 30 days of notice of the taking to Landlord), and such election may be made in case of any such taking notwithstanding the entire interest of Landlord may have been divested by such taking; and if Landlord does not so elect, then in case of any such taking or destruction of, or damage to, the Premises, rendering the same or any part thereof unfit for use and occupation, a just proportion of the Base Rent hereinbefore reserved according to the nature and extent of the injury sustained by the Premises as determined by Landlord, shall be suspended or abated until the Premises or, in case of such taking, what may remain thereof, shall have been put in proper condition for use and occupation. Landlord shall promptly notify Tenant of any taking of any part of the Premises. In addition, if any taking of the Premises permanently renders the Premises unfit for Tenant’s use and occupation, this Lease and the Lease Term shall terminate at the election of the Tenant (given by written notice to Landlord within 30 days of notice of the taking to Tenant). To the extent that the Premises, upon having been put in proper condition for use and occupation are smaller, the Base Rent hereinbefore reserved shall be reduced for the balance of the Lease Term in the same proportion which the reduction in space bears to the original Leasable Square Footage of the Premises. In the event of a taking of any portion of the Building, Tenant’s Share shall be recomputed.

Section 11.2 Restoration. If this Lease is not terminated as provided in Section 11.1, Landlord shall apply so much of the available proceeds of the eminent domain award as are required to restore the Project and the Premises to a condition, to the extent practical, substantially the same as that immediately preceding the taking, but subject to zoning laws and building codes then in existence. If the available proceeds of the eminent domain award are insufficient, in Landlord’s judgment, for that purpose, Landlord shall have no obligation to expend funds in excess of said proceeds and Landlord shall have the right to select which portions of the Project, if any, shall be restored; however, in such circumstance this Lease and the Lease Term shall terminate at the election of Tenant (given by written notice to Landlord within 30 days of Landlord’s notice to Tenant of receipt of the award). The term “available proceeds” shall mean the amount of the award paid to Landlord, less cost of obtaining the same (including attorneys’ fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor. In the event Landlord fails to commence restoration of the Project and/or the Premises within 60 days after the taking, Tenant shall have the right to terminate the Lease upon 60 days’ prior written notice to Landlord.

Section 11.3 Landlord to Control Eminent Domain Action. Landlord reserves all rights to compensation for damage to the Premises or any part thereof, or the leasehold hereby created, heretofore accrued or hereafter to accrue, by reason of any taking for public use of said Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through, under or over the same, and by way of confirmation of the foregoing Tenant hereby assigns all rights to such damages heretofore accrued or hereafter accruing during the Lease Term to Landlord; provided, however, that notwithstanding anything to the contrary herein Tenant shall have all rights to compensation for damage to laboratory and manufacturing equipment installed on the Premises. However, nothing herein contained shall limit Tenant’s right to any separate award for the taking of personal property, moving expenses, or other items the payment of which shall not reduce the award payable to Landlord.

ARTICLE XII

DEFAULT AND REMEDIES

Section 12.1 Event of Default. As used herein, “Event of Default” shall mean the occurrence and/or existence of any one or more of the following: (a)(i) Tenant shall neglect or fail to pay Base Rent, or any installment thereof, or any regularly scheduled installment of Additional Rent on or before the date on which the same becomes due and payable, and such failure continues for five days after Landlord gives Tenant written notice thereof, or (ii) Landlord having given the notice specified in the foregoing clause (a)(i) to Tenant once in any 12 month period, Tenant shall fail, on another occasion within 12 months after the first such notice, to pay any installment of Base Rent or Additional Rent within five days after due (provided, that such failure is not solely due to an error by Landlord or Landlord’s bank in collecting such installment by electronic funds transfer when Tenant has adequate available funds in its account to pay such installment); or (b) Tenant shall neglect or fail to perform or observe any of the other covenants or undertakings herein on its part to be performed or observed and such neglect or failure shall continue for ten days after notice to Tenant; provided that if the default is other than a default under clause (a) above, or clauses (c) through (i) below, and is such that it cannot be cured within ten days, but is capable of being cured, such ten day period shall be extended by up to 20 additional days provided that Tenant commences to cure such default within said ten day period, continues to do so diligently, and thereafter completes such cure within not more than 30 days following the notice of default; or (c) there is filed by Tenant any case, petition, proceeding or other action under any Bankruptcy Law; or (d) any other proceedings shall be instituted against Tenant under any Bankruptcy Law and not be dismissed within 60 days; or (e) Tenant shall execute an assignment of its property for the benefit of its creditors; or (f) a receiver, custodian or other similar officer for Tenant shall be appointed and not be discharged within 60 days; or (g) the estate hereby created shall be taken by execution or by other process of law and is not redeemed by Tenant within 30 days thereafter; or (h) an assignment or sublease in violation of the terms of this Lease; or (i) any other event constituting an Event of Default under the express terms of other Sections of this Lease, including, without limitation, Section 2.5. If, as provided above, Landlord is responsible for collecting rent via electronic funds transfer, then Tenant, other than having inadequate funds, will not be subject to default for any errors or omissions by Landlord or Landlord’s bank.

Section 12.2 Landlord’s Remedies.

(a)    Upon the occurrence of an Event of Default and after the lapse of any applicable period of cure, Landlord may, immediately or at any time thereafter (notwithstanding any license or waiver of any former breach or waiver of the benefit hereof, or consent in a former instance), and without demand or notice, in person or by agent or attorney, enter the Premises or any part thereof and repossess the same as of its former estate, and/or, by written notice to Tenant, terminate Tenant’s right to possession under this Lease without terminating this Lease or terminate this Lease, and in any such event expel Tenant and those claiming through or under it and remove their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedy which might otherwise be used for arrears of Base Rent or Additional Rent or breach of covenant and Tenant shall remain liable for damages as hereinafter set forth in this Article XII. Whether or not Landlord shall have terminated this Lease or Tenant’s right to possession, Landlord, in addition to all other remedies which it may have at law or equity, and not in limitation thereof, shall have the remedies provided in this Article XII.

(b)    If, pursuant to Section 12.2(a), Landlord terminates Tenant’s right of possession of the Premises without terminating this Lease, then Tenant shall pay to Landlord during the remainder of the Lease Term the Base Rent and Additional Rent in installments as and when the same become due and payable, subject to reduction by any rent actually received by Landlord as a result of a re-letting of the Premises (net of the reasonable and customary costs of re-letting, including remodeling costs, brokerage commissions and reasonable attorneys’ fees). Landlord shall exercise commercially reasonable efforts to re-let the Premises to mitigate damages, and Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise for a term or terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control within the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts” hereunder. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in the Building. The good faith failure of Landlord to re-let the Premises or any part or parts thereof, or, if the Premises are re-let, the good faith failure to collect the rents due under such re-letting, shall not release or affect Tenant’s liability for damage so long as Landlord does not act arbitrarily or capriciously. Any suit brought to collect the amount of the deficiency for any month or other period shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month or period by a similar proceeding. Landlord, at Landlord’s option, may make such alterations, repairs, replacements and decorations on the Premises as Landlord in Landlord’s sole but good faith business judgment considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not operate or be construed to release Tenant from liability hereunder.

(c)    If, pursuant to Section 12.2(a), Landlord terminates this Lease, Tenant shall forthwith pay to Landlord as damages, in addition to all sums which were due prior to the date of such termination, a sum equal to the amount by which the Base Rent and Additional Rent for the remainder of the Lease Term exceeds the fair rental value of the Premises for the remainder of the Lease Term, discounted to present value using a then market rate of interest as reasonably determined by Landlord. For the purposes of computing damages payable pursuant to this Section 12.2(c), the Additional Rent with respect to Taxes, Insurance Costs and Operating Costs for the remainder of the Lease Term will be assumed to be the product of such Additional Rent for the most recently ended fiscal, calendar or lease year, as the case may be, times the number of years remaining of the Lease Term. For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 12.2 the total rent shall be computed by assuming the Tenant’s Share of Taxes, Operating Expenses and Insurance Costs under this Lease to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.

(d)    Tenant shall be responsible to Landlord for all expenses which Landlord may incur in connection with the enforcement of Landlord’s rights after an Event of Default, including, without limitation, reasonable legal expenses, attorneys’ fees, brokerage fees, reasonable decommissioning costs and expenses and the cost of putting the Premises in good order or preparing the same for rental.

(e)    Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

Section 12.3 Reimbursement of Landlord. Upon the occurrence of an Event of Default, Tenant will, in addition to paying Landlord all amounts due under the terms and provisions of this Lease, including, without limitation, Section 12.9, reimburse Landlord for all reasonable expenses incurred by Landlord in collecting such rent or in obtaining possession of, or in re-letting the Premises, or in defending any action, including expenses for reasonable counsel fees and commissions. If on termination of this Lease by expiration or otherwise, Tenant shall fail to remove any of its property from the Premises as provided for herein, Landlord shall be authorized, in its sole option, and in Tenant’s name and on its behalf, either (a) to cause such property to be removed and placed in storage for the account and at the expense of Tenant; or (b) to sell such property at public or private sale, with or without notice, and to apply the proceeds thereof, after the payment of all expenses of removal, storage and sale, to the indebtedness, if any, of Tenant to Landlord, the surplus, if any, to be paid to Tenant. All sums payable by Tenant under this Article XII shall be deemed Additional Rent.

Section 12.4 Landlord’s Right to Perform Tenant’s Covenants. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed as in this Lease provided, Landlord, in its sole discretion may after due notice to, or demand upon, Tenant, make any payment or perform any other act on the part of Tenant to be made and performed as in this Lease provided, in such manner and to such extent as Landlord may reasonably deem desirable, and in exercising any such rights, Landlord may pay necessary and incidental costs and expenses, employ counsel, and incur and pay reasonable attorneys’ fees. The making of any such payment or the performing of any other act by Landlord pursuant to this Article shall not waive, or release Tenant from, any obligations of Tenant in this Lease contained. All sums so paid by Landlord and all reasonably necessary and incidental costs and expenses in connection with the performance of any such act by Landlord shall, except as otherwise in this Lease expressly provided, be payable to Landlord on demand, and Tenant covenants to pay any such sum or sums promptly, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent. Whenever practicable, Landlord, before proceeding as provided in this Section 12.4, shall give Tenant notice in writing of the failure of Tenant which Landlord proposes to remedy, and shall allow Tenant such length of time as may be reasonable in the circumstances, consistent with any grace periods contained herein, but not exceeding ten days from the giving of notice, to remedy the failure itself and, if Tenant shall not remedy the failure in the time so allowed, Landlord shall be deemed to have given “due notice” and may proceed as provided in this Section 12.4; provided that nothing in this Section shall prevent Landlord from acting without notice to Tenant in case of any emergency wherein there is danger to property or person or where there may exist any violation of Legal Requirements including but not limited to the presence of Hazardous Materials, in which event no notice shall be required.

Section 12.5 Cumulative Remedies. The specified remedies to which Landlord may resort under the terms of this Lease, or under the provisions of applicable law, are cumulative and not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option contained herein shall not be construed as a waiver or a relinquishment for the future of such covenant or option. Receipt by Landlord of any Base Rent or Additional Rent payment with knowledge of the breach of any covenants hereof shall not be deemed a waiver of such breach. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by it. In addition to the other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease.

Section 12.6 Expenses of Enforcement. Tenant shall pay all reasonable expenses and reasonable attorneys’ fees incurred by Landlord in enforcing any obligation or any remedies hereunder including, without limitation, in connection with collection of Base Rent or Additional Rent, recovery by Landlord of the Premises, or in any litigation in which Landlord shall become involved by reason of any act or negligence of Tenant’s Invitees or any breach of this Lease by Tenant. Landlord shall pay ail reasonable expenses and reasonable attorneys’ fees incurred by Tenant in enforcing any obligation or any remedies hereunder including any litigation in which Tenant shall become involved by reason of any act or negligence of Landlord or any breach of this Lease by Landlord.

Section 12.7 Landlord’s Default. Landlord shall not be deemed to be in default hereunder unless such default shall remain uncured for more than 30 days following written notice from Tenant to Landlord specifying the nature of such default, or such longer period as may be reasonably required to correct such default. Landlord’s liability to keep, maintain, and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event whatsoever shall Landlord be liable for consequential or any indirect damages. The provisions of this Section 12.7 are further subject to the provisions of Articles X and XI dealing with eminent domain and fire and other casualty, and Section 6.3 dealing with interruption of services. Tenant hereby acknowledges and agrees that the obligations of

Tenant hereunder shall be separate and independent covenants and agreements, that the obligations of Tenant hereunder, including, without limitation the obligation to pay Base Rent and Additional Rent and other sums due hereunder, shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or abated pursuant to an express provision of this Lease. Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable, and accepted commercial practice with respect to the type of property subject to this Lease.

Section 12.8 Limitation of Landlord’s Liability. The obligations of Landlord hereunder shall be binding upon Landlord and each succeeding owner of Landlord’s interest hereunder only during the period of such ownership, and Landlord and each succeeding owner shall have no liability whatsoever except for its obligations during each such respective period. Tenant agrees for itself and each succeeding holder of Tenant’s interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Landlord or any succeeding owner of Landlord’s interest, which is in any manner related to this Lease, the Premises or Tenant’s use and occupancy of the Premises or the Common Areas, or the remainder of the Project, whether at law or in equity, shall be satisfied out of Landlord’s equity in the land and buildings then comprising the Project to the extent then owned by Landlord and such succeeding owner, and further agrees to look only to such assets (or proceeds thereof) and to no other assets of Landlord, or such succeeding owner, for satisfaction. Neither Landlord nor any Person executing this Lease on behalf of Landlord, nor any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of Landlord, nor any subsequent Landlord, or any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of any subsequent Landlord shall have any personal liability hereunder. The remedies provided to Tenant in this Lease are exclusive, and Landlord will not be liable under any theory of recovery, whether based on contract, tort or otherwise.

Section 12.9 Late Payment and Administrative Expense. If Tenant shall fail to pay Base Rent, Additional Rent or other charges after the same become due and payable under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the lesser of (a) a per annum rate equal to 3% plus the prime rate of Bank of America (or any successor) in effect on the day the payment became due and subject to change thereafter or (b) the maximum rate permitted by applicable law (“Interest Payment”). In addition, if Landlord is required to redeposit any check which is returned for insufficient funds or if Tenant shall fail to pay Base Rent, Additional Rent or other charges on or before the date on which the same become due and payable, then Tenant shall also pay to Landlord an administrative expense charge (“Administrative Expense”) of 5% of the amount thereof for each calendar month or part thereof after the due date of such payment until such payment is received by Landlord. The provisions herein for Interest Payment and Administrative Expense shall not be construed to relieve Tenant of the obligation to pay Base Rent, Additional Rent and all other charges when due under this Lease and shall be in addition to and not in limitation of Landlord’s other remedies as provided for in this Lease.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.1 Brokers. Each party represents that it has not dealt with any Person in connection with the Premises or the negotiation or execution of this Lease other than officers, employees and attorneys of Landlord and Brokers. Each party shall indemnify and save harmless the other from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation. The fees payable to Brokers for this Lease shall be payable by Landlord subject to and in accordance with the terms of separate agreements between Landlord and Brokers.

Section 13.2 Quiet Enjoyment. Tenant shall, upon paying all Base Rent and Additional Rent due hereunder and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed, peaceably and quietly have and hold the Premises without hindrance or molestation by any Person or Persons lawfully claiming by, through or under, Landlord, subject, however, to the terms of this Lease.

Section 13.3 Tenant’s Request for Landlord’s Action. In the event that at Tenant’s request Landlord takes any action which is not required of Landlord pursuant to this Lease, Tenant shall pay as Additional Rent Landlord’s reasonable attorneys’ fees, expenses and disbursements in connection with such action, with payment to be made by Tenant within 30 days after billing therefor by Landlord.

Section 13.4 Notices. Any notice, demand, request or statement required or intended to be given or delivered under the terms of this Lease shall be in writing, shall be addressed to the party to be notified at the address or addresses set forth in the Summary of Basic Terms or at such other address in the continental United States as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been given, delivered or served upon the earliest of (a) three days following deposit in the U.S. Mail, with proper postage prepaid, certified or registered, return receipt requested, (b) the next Business Day after delivery to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (c) receipt of notice of delivery if given by e-mail or personal delivery.

Section 13.5 Waiver of Subrogation. Landlord and Tenant hereby release each other, to the extent of their respective insurance coverages, from any and all liability for any loss or damage caused by fire, any of the extended coverage casualties, or other casualties insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the party benefited by the release or its agents, provided that this release shall be in force and effect only with respect to loss or damage occurring during such time as the policies of fire, extended coverage and other insurance, maintained by the releasing party shall contain a clause, or be subject to a statutory provision, to the effect that such release shall not affect said policies or the right of the releasing party to recover thereunder. Tenant’s fire, extended coverage, and other insurance policies will include such a clause. To the extent that Tenant is a self-insurer with respect to personal property, the provisions of Section 7.8 shall be applicable.

Section 13.6 Entire Agreement; Execution; Time of the Essence and Headings and Table of Contents. This Lease together with all Exhibits referred to herein and the Summary of Basic Terms, sets forth the entire agreement between the parties hereto and cannot be modified or amended, except in a writing duly executed by the respective parties. This Lease, together with all Exhibits referred to herein and the Summary of Basic Terms, supersedes all previous written and oral negotiations, understandings and agreements regarding the subject matter of this Lease. Neither Landlord nor any Person acting on behalf of Landlord has made any representations to Tenant on which Tenant has relied in entering into this Lease except any representations expressly stated in this Lease. This Lease is executed as a sealed instrument and in multiple counterparts, all copies of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of any other copy. Time is of the essence with respect to the obligations of Tenant and Landlord to be performed within a specific time frame in this Lease. The headings throughout this Lease and the Table of Contents are for convenience of reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.

Section 13.7 Partial Invalidity. If any term or condition of this Lease or its application to any Person or circumstance shall to any extent be in violation of or unenforceable under any law, rule, regulation or order (including any court order) now existing or hereafter enacted or entered by any court or other governmental entity having competent jurisdiction (including after all appeals therefrom), the remainder of this Lease, or the application of such term or condition to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and shall be enforceable to the fullest extent not prohibited by law.

Section 13.8 No Waiver. No assent, express or implied, by Landlord to any breach of any agreement or condition herein contained on the part of Tenant to be performed or observed, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of or an assent to any succeeding breach of the same or any other agreement or condition; the acceptance by Landlord of Base Rent or Additional Rent due hereunder (whether such payment is made by Tenant or another Person), or silence by Landlord as to any breach, shall not be construed as waiving any of Landlord’s rights hereunder unless such waiver shall be in writing. No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due Landlord from Tenant shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon a letter accompanying said check, that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy.

Section 13.9 Holdover; Waiver of Consequential Damages. If Tenant remains in the Premises beyond the expiration of this Lease at the end of the Lease Term, or sooner following an early termination as provided for herein, such holding over shall not be deemed to create any tenancy, but Tenant shall be a daily Tenant at sufferance only subject to all of Tenant’s obligations set forth herein, but at a Base Rent equal to one and one-half (1%) times the Base Rent then most recently in effect and Additional Rent and other charges provided for under this Lease, with such Base Rent and Additional Rent to be charged on a monthly basis for each calendar month or portion thereof for which Tenant holds over, without proration for a partial calendar month. The acceptance of a purported rent check following termination shall not constitute the creation of a tenancy at will, it being agreed that Tenant’s status shall remain that of a daily Tenant at sufferance, at the aforesaid daily rate. Tenant shall also pay to Landlord all damages, if any, sustained by reason of any such holding over in excess of 30 days. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable. In addition, Tenant shall save the Landlord Parties harmless and will exonerate, defend and indemnify the Landlord Parties from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the Term of this Lease.

Except as set forth in the immediately preceding paragraph, Tenant shall not be liable hereunder for consequential, punitive or special damages.

Section 13.10 When Lease Becomes Binding. The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation or an option for the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant and the receipt by Landlord of the Security Deposit. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

Section 13.11 Recordation. Tenant shall not record this Lease with any registry of deeds or land court, and any such recordation will be void and constitute an Event of Default under this Lease.

Section 13.12 As Is. Subject to performance of Landlord’s Work, Tenant represents to Landlord that it has leased the Premises after a full and complete examination of the same, and by its execution and delivery of this Lease, Tenant hereby acknowledges that neither Landlord, nor Landlord’s agents, has made any representation or promises with respect to the Premises, the Building, or the land upon which it stands, and no rights, easements or licenses are acquired by Tenant, by implication or otherwise, except as may be set forth expressly in this Lease.

Section 13.13 Financial Statements; Certain Representations and Warranties of Tenant. On an annual basis and subject to Section 13.14 below (or more frequently if requested by Landlord in connection with a financing or sale of the Property), Tenant shall provide to Landlord, any actual or potential mortgagee and any actual or potential ground lessor or any representative of any of the foregoing, copies of Tenant’s annual financial statements (audited if available), certified as true and correct by the president or chief financial officer of Tenant. Tenant represents and warrants to Landlord, its successors and assigns that; (a) all financial statements of Tenant previously provided to Landlord have been prepared in accordance with GAAP, were true, complete and correct as of their respective dates and fairly and accurately reflect the financial condition of Tenant; (b) there has been no material adverse change in the financial condition of Tenant subsequent to the date(s) of such financial statements; (c) all financial statements of Tenant provided to Landlord after the date hereof will be prepared in accordance with GAAP, will be true, complete and correct as of their respective dates and will fairly and accurately reflect the financial conditions of the Tenant; (d) Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is authorized to transact business in the Commonwealth of Massachusetts; (e) the execution, delivery and performance of this Lease by Tenant has been duly authorized; and (f) this Lease is valid and binding upon the Tenant and is enforceable against Tenant in accordance with the terms hereof. Notwithstanding the foregoing, Tenant shall have no obligation to disclose financial statements or any other material nonpublic information (i) if such disclosure would constitute violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, (ii) during any “quiet period” as the Tenant prepares for the public registration of its securities under the Securities Act of 1933 (the “Act”) or (iii) after the public registration of its securities pursuant to and under the terms of the Act.

Section 13.14 Confidentiality. The parties hereto acknowledge that the terms under which Landlord has leased the Premises to Tenant (including, without limitation, the rental rate(s), term and other financial and business terms) and all documents and information provided to Landlord by Tenant, including but not limited to manufacturing facility and construction blueprints and plans and financial statements, constitute confidential information (“Confidential Information”). Each party receiving Confidential Information hereunder (the “receiving party”) from the other party (the “disclosing party”) shall keep the Confidential Information completely confidential; provided that (a) such Confidential Information may be disclosed by the receiving party to its officers, employees, agents, attorneys, accountants, potential and existing lenders, brokers, property managers and financial advisors who need to know such information in connection with the receiving party’s business activities (collectively, “Representatives;” provided, further that potential purchasers of the Property shall also be a Representative of Landlord), (it being understood that the receiving party shall each inform its Representatives of the confidential nature of such Confidential information and that such Representatives shall be directed by the receiving party, and shall each expressly agree, to treat such Confidential Information confidentially in accordance with the terms of this Section), (b) unless required by applicable law, any other disclosure of such information may only be made if the other party consents in writing prior to any such disclosure, and (c) any information or material provided by Tenant to Landlord that is available in the public domain shall not be considered Confidential Information, including without limitation, any publicly available construction blueprints and plans. In addition, each party may, but shall not be required to, condition its disclosure of Confidential Information to the other party upon such other party’s execution of a commercially reasonable non-disclosure agreement.

Section 13.15 Summary of Basic Terms. The Summary of Basic Terms which is affixed to this Lease sets forth certain basic terms and information which is thereafter referred to in the main text of this Lease. Every reference to the Summary of Basic Terms, or to a particular item thereon, shall have the effect of incorporating the Summary, or the particular item thereof, into the main text of this Lease.

[Signature Page Follows]

Tenant and Landlord, each by its duly authorized officer, have signed this Lease as of the date first set forth above.

TENANT:

ADVANTAGENE, INC. D/B/A CANDEL THERAPEUTICS

By:	/s/ Estuardo Aguilar-Cordova

Name:	Dr. Estuardo Aguilar-Cordova
Title:	Chief Executive Officer

LANDLORD:

117 KENDRICK DE, LLC

By:	/s/ Robert A. Schlager

Name:	Robert A. Schlager

Title:	Vice President

EXHIBIT A

Property Description

That certain parcel of land situated in Needham in the County of Norfolk and Commonwealth of Massachusetts bounded and described as follows:

Said parcel is shown as lot numbered 3 upon plan numbered 29185A, which is filed in Norfolk Registry District with Certificate No. 72051, Sheet 1, Book 361, the same being compiled from a plan drawn by Cheney Engineering Co., dated March 16, 1959, October 27, 1959, July 1962 and additional data on file in the Land Registration Office, all as modified and approved by the Land Court.

Also another certain parcel of land situated in said Needham, described as follows:

Said parcel is shown as lot numbered 20 upon plan numbered 24606A, which is filed in Norfolk Registry District with Certificate No. 56443, Sheet 5, Book 283, the same being compiled from a plan drawn by William S. Crocker, Civil Engineer, dated September 11, 1953, November 30, 1953, September 25, 1953, October 28, 1953, February 2, 1954, February 8, 1954, March 30, 1954, November 29, 1954 and September 1, 1955 and additional data on file in the Land Court Registration Office, all as modified and approved by the Land Court.

There is appurtenant to said lot numbered 20 the rights as set forth in a Deed of Gerald W. Blakeley, Jr. et al, Trustees to Federated Department Stores, Inc., dated September 29, 1955, recorded in Book 3410, Page 516, and referred to in Document No. 203476, as affected by Grant of Easement and Release by Needham Express Limited Partnership, Gerald W. Blakeley, Jr. et al, Trustees, and Wellsford Whitehall Holdings, LLC, dated November 22, 2000, recorded in Book 14665, Page 183 and filed as Document No. 874848.

There is appurtenant to said lot numbered 20 the rights as set forth in Document Nos. 214539 and 214540.

A-1

EXHIBIT B

Site Plan

B-1

EXHIBIT C

Premises Floor Plan

C-1

EXHIBIT D

Plan Showing ROFO Space

D-1

EXHIBIT E

FORM OF LETTER OF CREDIT

[NAME OF FINANCIAL INSTITUTION]

Date:                     , 201

Amount:                      USD

Letter of Credit No.

Beneficiary:    117 Kendrick DE, LLC

c/o The Bulfinch Companies, Inc.

116 Huntington Avenue, Suite 600

Boston, MA 02116

Attention: Robert A Schlager

Gentlemen:

We hereby establish our irrevocable Letter of Credit No.                  in your favor and for the account of <Tenant> whereby we irrevocably authorize you to draw on us from time to time at sight prior to the expiration hereof, and in the manner provided herein, up                                          to and No/100 Dollars ($                 USD). Such drawing(s) will be available to you upon your presentation of your draft(s) (which draft(s) shall have been signed by one purporting to be a duly authorized representative of the Beneficiary) on which shall be indicated “Drawn under<Name of Financial institution> Letter of Credit No.                 ,”together with your certification to us that either (i) an “Event of Default” has occurred under a certain Lease between 117 Kendrick DE, LLC, and <Tenant> or (ii) you are otherwise entitled to draw upon this Letter of Credit under the terms of said Lease. Multiple partial drawings are permitted.

Presentation may be made between 8:00 a.m. and 5:00 p.m., Eastern Time, on any Business Day (by which is meant any day other than Saturday, Sunday or any day <Name of Financial Institutions is prohibited from conducting commercial banking transactions) at <Name of Financial Institutions office at <Address of Financial Institutions.

This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended, or amplified by reference to any documents, instruments, or agreements referred to herein, or in which this Letter of Credit is referred, or to which this Letter of Credit relates. Any such reference shall not be deemed to incorporate herein the terms of any such referenced documents, instruments, or agreements.

If a drawing by Beneficiary hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give Beneficiary immediate notice that the attempted negotiation was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor, and that we are holding any documents at Beneficiary’s disposal or are returning same to Beneficiary, as we may elect. Upon being notified that the attempted negotiation was not effected in accordance with this Letter of Credit, Beneficiary may attempt to correct any such non-conforming demand for payment if, and to the extent that, Beneficiary is entitled (without regard to the provisions of this sentence) and able to do so within the terms of this Letter of Credit This Letter of Credit is transferable in whole, but not in part, without charge to Beneficiary. Transfer of this Letter of Credit is subject to our receipt of Beneficiary’s instructions In the form attached hereto as Exhibit A accompanied by the original Letter of Credit and amendment(s), if any.

This Letter of Credit shall remain in full force and effect until 5:00 p.m. Eastern Time on                     , 20     <insert date which is not less than one year after the date of this Letter of Credit>.

E -1

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment(s) for period(s) of one year each from its current or any future expiration date(s) unless, at least sixty (60) days prior to the then current expiration date, we notify you in writing at the above listed address of Beneficiary (or other address as specified in any amendment to this Letter of Credit), by certified or registered mail that we elect not to consider this Letter of Credit renewed for any additional period.

Upon receipt of such notice you may draw hereunder by means of your draft(s) at sight, accompanied by the original of this Letter of Credit and all amendments thereto, and your statement that: “We are in receipt of <Name of Financial Institution> notice of nonrenewal of Letter of Credit No.

We hereby agree with Beneficiary that documents presented to our office in compliance with the terms and conditions of this Letter of Credit will be duly honored as specified herein.

Except so far as otherwise expressly stated herein, this Letter of Credit is subject to the International Standby Practice ISP98, International Chamber of Commerce, Publication No. 590.

By:
Duly Authorized

E-2

EXHIBIT F

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he/she is the Secretary of Advantagene, Inc,, a Delaware corporation, and that the execution and delivery of the foregoing lease by Dr. Estuardo Aguilar-Cordova, the Chief Executive Officer of the Corporation, has been duly authorized by a vote of the board of directors of the Corporation which is in full force and effect as of this day and that Dr. Estuardo Aguilar-Cordova has in fact signed the foregoing lease.

Seal	ATTEST

/s/ Stephen C. Rocamboli
Stephen C. Rocamboli, Secretary Date: February 4, 2019

F-1

[Omitted]

EXHIBIT H

ELECTRONIC FUNDS TRANSFER (EFT) FORM

[Omitted]

H-1

EXHIBIT I

CLEANING SPECIFICATIONS

[Omitted]

I-1

EXHIBIT J

Permitted Hazardous Materials and Quantities

[Omitted]

J-1

EXHIBIT K-1

Hazardous Materials Requiring Prior Notice to Landlord

[Omitted]

K-1-1

Exhibit K-2

Prohibited Hazardous Materials

[Omitted]

K-2-1